                                                               EXECUTION VERSION
--------------------------------------------------------------------------------



                                CREDIT AGREEMENT

                            dated as of July 5, 2006

                                      among

                         RAINBOW NATIONAL SERVICES LLC,
                                 as the Company,

                        RAINBOW PROGRAMMING HOLDINGS LLC
                                       AND
                      CERTAIN SUBSIDIARIES OF THE COMPANY,
                                 as Guarantors,

                            THE LENDERS PARTY HERETO,

                           JPMORGAN CHASE BANK, N.A.,
                     as Administrative Agent and L/C Issuer,

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                    as Joint Lead Arrangers and Book Runners,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                                       and

                                 CREDIT SUISSE,
                          CITICORP NORTH AMERICA, INC.
                                       and
                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                           as Co-Documentation Agents

                                TABLE OF CONTENTS


                                                                                                          PAGE
                                                                                                          ----
                                    ARTICLE I

                    DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01        Certain Defined Terms....................................................................1
Section 1.02        Other Interpretive Provisions...........................................................31
Section 1.03        Accounting Terms........................................................................32
Section 1.04        Rounding................................................................................32
Section 1.05        Times of Day............................................................................33
Section 1.06        Letter of Credit Amounts................................................................33
Section 1.07        Currency Equivalents Generally..........................................................33

                                   ARTICLE II

                    THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01        The Loans...............................................................................33
Section 2.02        Borrowings, Conversions and Continuations of Loans......................................34
Section 2.03        Letters of Credit.......................................................................36
Section 2.04        Prepayments.............................................................................45
Section 2.05        Termination or Reduction of Commitments.................................................46
Section 2.06        Repayment of Loans......................................................................47
Section 2.07        Interest................................................................................48
Section 2.08        Fees....................................................................................49
Section 2.09        Computation of Interest and Fees........................................................49
Section 2.10        Evidence of Debt........................................................................49
Section 2.11        Payments Generally; Administrative Agent's Clawback.....................................50
Section 2.12        Sharing of Payments by Lenders..........................................................52
Section 2.13        Swing Loans.............................................................................53
Section 2.14        Incremental Facility....................................................................55

                                   ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01        Taxes...................................................................................56
Section 3.02        Illegality..............................................................................59
Section 3.03        Inability to Determine Rates............................................................59
Section 3.04        Increased Costs; Reserves on Eurodollar Rate Loans......................................59
Section 3.05        Compensation for Losses.................................................................61
Section 3.06        Mitigation Obligations; Replacement of Lenders..........................................62

                                   ARTICLE IV

                                    GUARANTY

Section 4.01        Guaranty................................................................................62
Section 4.02        Rights of Lenders.......................................................................63
Section 4.03        Certain Waivers.........................................................................63
Section 4.04        Obligations Independent.................................................................63
Section 4.05        Subrogation.............................................................................64
Section 4.06        Termination; Reinstatement..............................................................64
Section 4.07        Subordination...........................................................................64
Section 4.08        Stay of Acceleration....................................................................64
Section 4.09        Condition of Company....................................................................65
Section 4.10        Limitation on Guaranty..................................................................65

                                    ARTICLE V

                              CONDITIONS PRECEDENT

Section 5.01        Conditions of Initial Credit Extension..................................................65
Section 5.02        Conditions to all Credit Extensions.....................................................69

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

Section 6.01        Existence, Qualification and Power......................................................69
Section 6.02        Subsidiaries; Affiliates; Loan Parties..................................................70
Section 6.03        Authority; No Conflict..................................................................70
Section 6.04        Financial Condition.....................................................................70
Section 6.05        Litigation, Compliance with Laws........................................................71
Section 6.06        Titles and Liens........................................................................71
Section 6.07        Regulation U; Investment Company Act....................................................71
Section 6.08        Taxes...................................................................................72
Section 6.09        Other Credit Agreements.................................................................72
Section 6.10        Full Disclosure.........................................................................72
Section 6.11        No Default..............................................................................72
Section 6.12        Approval of Regulatory Authorities......................................................73
Section 6.13        Binding Agreements......................................................................73
Section 6.14        Intellectual Property...................................................................73
Section 6.15        Collective Bargaining Agreements........................................................74
Section 6.16        Investments.............................................................................74
Section 6.17        Solvency................................................................................74
Section 6.18        Business................................................................................74
Section 6.19        Senior Debt.............................................................................74

                                   ARTICLE VII

                                COVENANTS OF THE
                                  LOAN PARTIES

Section 7.01        Financial Statements and Other Information..............................................74
Section 7.02        Taxes and Claims........................................................................77
Section 7.03        Insurance...............................................................................77
Section 7.04        Maintenance of Existence; Conduct of Business...........................................78
Section 7.05        Maintenance of and Access to Properties.................................................78
Section 7.06        Compliance with Applicable Laws.........................................................78
Section 7.07        Litigation..............................................................................78
Section 7.08        Subsidiaries............................................................................79
Section 7.09        Interest Rate Hedging...................................................................81
Section 7.10        Use of Proceeds.........................................................................81
Section 7.11        Further Assurances......................................................................82
Section 7.12        Indebtedness............................................................................82
Section 7.13        Contingent Liabilities..................................................................83
Section 7.14        Liens...................................................................................85
Section 7.15        [Intentionally Omitted].................................................................85
Section 7.16        [Intentionally Omitted].................................................................86
Section 7.17        Investments.............................................................................86
Section 7.18        Restricted Payments.....................................................................86
Section 7.19        [Intentionally Omitted].................................................................86
Section 7.20        Transactions with Affiliates............................................................87
Section 7.21        Amendments of Certain Instruments.......................................................87
Section 7.22        Issuance of Equity Interests............................................................87
Section 7.23        Operating Cash Flow to Total Interest Expense...........................................87
Section 7.24        Cash Flow Ratio.........................................................................87
Section 7.25        Senior Secured Leverage Ratio...........................................................88

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

Section 8.01        Events of Default.......................................................................88
Section 8.02        Remedies upon Event of Default..........................................................91
Section 8.03        Application of Funds....................................................................92

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

Section 9.01        Appointment and Authority...............................................................93
Section 9.02        Rights as a Lender......................................................................94
Section 9.03        Exculpatory Provisions..................................................................94
Section 9.04        Reliance by Administrative Agent........................................................95

Section 9.05        Delegation of Duties....................................................................95
Section 9.06        Resignation of Administrative Agent.....................................................95
Section 9.07        Non-Reliance on Administrative Agent and Other Lenders..................................96
Section 9.08        No Other Duties, Etc....................................................................97
Section 9.09        Administrative Agent May File Proofs of Claim...........................................97
Section 9.10        Collateral and Guaranty Matters.........................................................97

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01       Amendments, Etc.........................................................................98
Section 10.02       Notices; Effectiveness; Electronic Communications......................................100
Section 10.03       No Waiver; Cumulative Remedies.........................................................102
Section 10.04       Expenses; Indemnity; Damage Waiver.....................................................103
Section 10.05       Payments Set Aside.....................................................................104
Section 10.06       Successors and Assigns.................................................................105
Section 10.07       Right of Setoff........................................................................110
Section 10.08       Interest Rate Limitation...............................................................110
Section 10.09       Counterparts; Integration; Effectiveness...............................................111
Section 10.10       Survival of Representations and Warranties.............................................111
Section 10.11       Severability...........................................................................111
Section 10.12       Replacement of Lenders.................................................................112
Section 10.13       Governing Law; Jurisdiction; Etc.......................................................112
Section 10.14       Waiver of Jury Trial...................................................................113
Section 10.15       No Advisory or Fiduciary Responsibility................................................114
Section 10.16       USA PATRIOT Act Notice.................................................................114
Section 10.17       [Intentionally Omitted]................................................................115
Section 10.18       Liability of General Partners and Other Persons........................................115
Section 10.19       Authorization of Third Parties to Deliver Information and Discuss Affairs..............115
Section 10.20       Acknowledgement........................................................................115

Schedules:

Schedule 1.01(i)                    Material Affiliate Contracts
Schedule 1.01(ii)                   MGM Affiliate Contract
Schedule 1.01(iii)                  Restricted Subsidiaries
Schedule 1.01(iv)                   Services Agreement
Schedule 1.01(v)                    Unrestricted Subsidiaries
Schedule 2.01                       Lender Commitments
Schedule 6.03                       Regulatory Approvals
Schedule 6.05                       Litigation
Schedule 6.14                       Trademarks
Schedule 6.16                       Investments
Schedule 7.12                       Indebtedness
Schedule 7.13                       Guarantees
Schedule 7.14                       Liens
Schedule 7.20                       Transactions with Affiliates
Schedule 10.02                      Notices



Exhibits:

Exhibit A                           Form of Assignment and Assumption Agreement
Exhibit B                           Form of Committed Loan Notice
Exhibit C                           Form of Compliance Certificate
Exhibit D                           Form of Pledge Agreement
Exhibit E                           Form of Revolving Credit Note
Exhibit F                           Form of Security Agreement
Exhibit G                           Form of Subordination of Intercompany Obligations Agreement
Exhibit H                           Form of Swing Loan Note
Exhibit I                           Form of Term A Loan Note
Exhibit J                           Form of Trademark Security Agreement
Exhibit K                           Form of Loan Certificate
Exhibit L                           Form of Opinion of General Counsel for the Loan Parties
Exhibit M                           Form of Opinion of Special New York Counsel
Exhibit N                           Form of Opinion of Trademark Counsel
Exhibit O                           Form of Officer's Certificate for Quarterly Financial Statements
Exhibit P                           Form of Officer's Certificate for Annual Financial Statements

                                                               EXECUTION VERSION

                                CREDIT AGREEMENT


         This CREDIT AGREEMENT (this "Credit Agreement") is entered into as of July 5, 2006, among RAINBOW NATIONAL SERVICES LLC, a Delaware limited liability company (the "Company"), the Guarantors identified herein, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

                                    RECITALS

         WHEREAS, on August 20, 2004, the Company, Holdings and certain of the Company's subsidiaries named therein as guarantors, the several financial institutions whose names are set forth on the signature pages thereof, and JPMorgan Chase Bank, N.A., as administrative agent, entered into the Existing Credit Agreement; and

         WHEREAS, the Company has requested that the Lenders provide revolving credit and term loan facilities for the purposes set forth in Section 7.10, including the repayment in full of all amounts outstanding under the Existing Credit Agreement and the replacement of the Existing Credit Agreement with this Credit Agreement and with these facilities, and the Lenders are willing to do so on the terms and conditions set forth herein, and each of the Guarantors expects to derive benefit, directly or indirectly, from such extensions of credit.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

         Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

                  "Accumulated Funding Deficiency" means an accumulated funding deficiency as defined in Section 302 of ERISA.

                  "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and its successors in such capacity.

                  "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.

                  "Affiliation Agreement" means any agreement between the Company or any of its Restricted Subsidiaries and a distributor pursuant to which such distributor agrees, among other things, to distribute and exhibit to its subscribers programming of the Company or such Restricted Subsidiary, as the case may be.

                  "Agent Parties" has the meaning given to such term in Section 10.02(c).

                  "Aggregate Commitments" means the Commitments of all the Lenders.

                  "Agreement Date" means July 5, 2006.

                  "AMC" means American Movie Classics Company LLC, a New York limited liability company.

                  "AMC Consulting Agreement" means that certain Consulting Agreement dated as of March 29, 2001, among CSC Holdings, AMC and WE, pursuant to which CSC Holdings has agreed to provide consulting services to AMC and WE for an annual fee equal to 3.50% of the gross revenues (as defined therein) of AMC and WE during the applicable year and reimbursement of the cost and expenses incurred by CSC Holdings in connection with the consulting services.

                  "Annualized Operating Cash Flow" means, as at any date, an amount equal to the sum of (i) Operating Cash Flow for the period of two complete consecutive Quarters ending on or most recently prior to such date, multiplied by two.

                  "Applicable Percentage" means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender's Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender's Term A Loans at such time, (b) in respect of any

Incremental Facility that is a term loan facility, with respect to any Incremental Facility Lender under such Incremental Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Facility represented by (i) on or prior to the Incremental Facility Closing Date applicable to such Incremental Facility, such Incremental Facility Lender's Incremental Facility Commitment under such Incremental Facility at such time and
(ii) thereafter, the principal amount of such Incremental Facility Lender's Incremental Facility Loans under such Incremental Facility at such time, (c) in respect of any Incremental Facility that is a revolving credit facility, with respect to any Incremental Facility Lender under such Incremental Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Facility represented by such Incremental Facility Lender's Incremental Facility Commitment under such Incremental Facility at such time, and (d) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to
Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. If the commitment of each Incremental Facility Lender to make Incremental Facility Loans under any Incremental Facility that is a revolving credit facility has been terminated pursuant to Section 8.02, or if the Incremental Facility Commitments under such Incremental Facility have expired, then the Applicable Percentage of each Incremental Facility Lender in respect of such Incremental Facility shall be determined based on the Applicable Percentage of such Incremental Facility Lender in respect of such Incremental Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 (or, in the case of any Incremental Facility Lender, on Schedule I to the applicable Incremental Facility Supplement, if any) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "Applicable Rate" means, (a) with respect to the Term A Facility and the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Cash Flow Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(d), provided that, for the first three months following the Closing Date, the Applicable Rate in respect of the Term A Facility and the Revolving Credit Facility shall not be less than 0.25% per annum for Base Rate Loans and 1.25% per annum for Eurodollar Rate Loans:

   PRICING                                         EURODOLLAR RATE
    LEVEL               CASH FLOW RATIO          (LETTERS OF CREDIT)        BASE RATE
    -----               ---------------          -------------------        ---------
      1                   < 4.00:1.00                   1.00%                 0.00%
      2           > or equal to 4.00:1.00 BUT           1.25%                 0.25%
                          < 6.25:1.00
      3             > or equal to 6.25:1.00             1.50%                 0.50%

and (b) in respect of any Incremental Facility, the rate specified as such in the Incremental Facility Supplement with respect to such Incremental Facility.

         Any increase or decrease in the Applicable Rate resulting from a change in the Cash Flow Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
Section 7.01(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply in respect of the Term A Facility and the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

                  "Applicable Revolving Credit Percentage" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

                  "Appropriate Lender" means, at any time, (a) with respect to any of the Term A Facility, the Revolving Credit Facility or any Incremental Facility, a Lender that has a Commitment with respect to such Facility or holds a Term A Loan, a Revolving Credit Loan or an applicable Incremental Facility Commitment or Incremental Facility Loan, if any, respectively, at such time, (b) with respect to the Swing Loan Sublimit, the Swing Loan Lender, and (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger Banks" means JPMCB and Bank of America, N.A.

                  "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.05, and
(iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its "prime rate." The "prime rate" is a rate set by JPMCB based upon various factors including JPMCB's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB's shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Revolving Credit Loan, a Swing Loan, a Term A Loan or an Incremental Facility Loan, if any, that bears interest based on the Base Rate.

                  "Borrowing" means a Revolving Credit Borrowing, a Swing Loan Borrowing, a Term A Borrowing or an Incremental Facility Borrowing, if any, as the context may require.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Credit Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Cash Collateral" has the meaning specified in Section
2.03(g).

                  "Cash Collateralize" has the meaning specified in Section 2.03(g).

                  "Cash Equivalents" means the following:

                  (a) marketable, direct obligations of the United States of America maturing within 397 days of the date of purchase;

                  (b) commercial paper issued by any Lender (or any Affiliate of any Lender) or by corporations, each of which shall have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's or "A-1" or better by S&P;

                  (c) fully collateralized repurchase agreements in such amounts and with such financial institutions having a rating of Baa or better from Moody's, or a rating of "A-" or better from S&P, as the Company may select from time to time;

                  (d) certificates of deposit, banker's acceptances and time deposits maturing within 397 days after the date of purchase, which are issued by any Lender or by a United States national or state bank or foreign bank having capital, surplus and undivided profits totaling more than $100,000,000, and having a rating of Baa or better from Moody's, or a rating of "A-" or better from S&P; and

                  (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $3,000,000,000.

                  "Cash Flow Ratio" means, as at any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date (determined on a consolidated basis) plus (but without duplication of Indebtedness supported by Letters of Credit) the aggregate undrawn face amount of all L/C Obligations outstanding on such date to (ii) Annualized Operating Cash Flow determined as at the last day of the quarter covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d), a copy of which has been delivered to the Administrative Agent (and any change in such ratio as a result of a change in the amount of Indebtedness or Letters of Credit shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annualized Operating Cash Flow shall be effective as of the date of receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.01(d), reflecting such change). Notwithstanding the foregoing, for purposes of calculating the Cash Flow Ratio, there shall be excluded from Indebtedness, to the extent otherwise included as Indebtedness, (A) any deferred or contingent obligation of the Company to pay the consideration for an Investment not prohibited by Section
7.17 to the extent such obligation can be satisfied with the delivery of Parent Company Stock and the Company covenants and agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Parent Company Stock; (B) any deferred purchase price in connection with any acquisition not prohibited by Section 7.17 to the extent that the Company's obligations in respect of such deferred purchase price consist solely of an agreement to deliver Parent Company Stock; (C) all obligations under any interest rate Swap Contract; and (D)(x) all obligations under any Guarantee permitted under subparagraph (ix) of Section 7.13 and

(y) all obligations under any Guarantee not prohibited by Section 7.13 so long as the obligations under such Guarantees referred to in this clause (y) are payable, solely at the option of the Company, in Parent Company Stock and the Company covenants and agrees in a notice to the Administrative Agent that such obligation shall be satisfied solely by the delivery of such Parent Company Stock.

                  "Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

                  "Cash Management Bank" means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

                  "Change in Law" means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

                  "Closing Date" means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 10.05.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Collateral Documents" means, collectively, the Pledge Agreement, the Security Agreement, the Trademark Security Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

                  "Committed Loan Notice" means a notice of (a) a Term A Borrowing, (b) a Revolving Credit Borrowing, (c) a Swing Loan Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

                  "Commitment" means a Term A Commitment, a Revolving Credit Commitment, or an Incremental Facility Commitment issued hereunder, if any, as the context may require.

                  "Commitment Fee" has the meaning given to such term in Section 2.08(a).

                  "Company" has the meaning given to such term in the preamble to this Credit Agreement.

                  "Company Materials" has the meaning specified in Section 7.01.

                  "Compliance Certificate" means a certificate of a Responsible Officer of the Company in substantially the form of Exhibit C hereto.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is legally bound.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of Equity Interests, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

                  "CSC Holdings" means CSC Holdings, Inc., a Delaware corporation.

                  "Debt Instruments" means, collectively, the respective notes and debentures evidencing, and indentures and other agreements governing, any Indebtedness.

                  "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                  "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

                  "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Term A Loans, Revolving Credit Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the

Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a proceeding under any Debtor Relief Laws.

                  "Deferred Carriage Fee Amortization" means the amount identified in the Company's Consolidated Statement of Cash Flow on the line identified as "Amortization of Deferred Carriage Fees" and determined in accordance with GAAP.

                  "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term Disposition specifically excludes (i) dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) dispositions of inventory in the ordinary course of business; and (iii) dispositions of property by any Restricted Subsidiary to the Company or to another Restricted Subsidiary.

                  "Dolan" means Charles F. Dolan.

                  "Dolan Family Interests" means (i) any Dolan Family Member,
(ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Dolan Family Member or Members and not individually and (v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

                  "Dolan Family Members" means Dolan, his spouse, his descendants (which term "descendants" shall include adopted children) and any spouse of any of such descendants.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Eligible Assignee" means (a) with respect to any assignment of any Revolving Credit Commitment or Revolving Credit Loan, (i) a Revolving Credit Lender, (ii) an Affiliate of a Revolving Credit Lender, and (iii) any other Person (other than a natural person) approved by (A) the Administrative Agent, (B) in the case of any assignment of a Revolving Credit Commitment, the Swing Loan Lender and the L/C Issuer, and (C) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed), and (b) with respect to any assignment of the Term A Commitment or Term A Loan, (i) a Lender, (ii) an Affiliate of a Lender,
(iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent, and (B) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that, in each case, notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means, with respect to any Person, any of the shares of capital stock of (or other ownership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means, when used with respect to a Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member.

                  "Eurodollar Base Rate" means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by JPMCB and with a term equivalent to such Interest Period would be offered by JPMCB's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                  Eurodollar Rate  =          Eurodollar Base Rate
                                      -------------------------------------
                                      1.00 - Eurodollar Reserve Percentage

                  "Eurodollar Rate Loan" means a Revolving Credit Loan, a Term A Loan or an Incremental Facility Loan, if any, that bears interest at a rate based on the Eurodollar Rate.

                  "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" means any of the events described in
Article VIII.

                  "Event of Loss" means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a material portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 180 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a leasehold, the termination or expiration of such leasehold.

                  "Excluded Indebtedness" has the meaning given to such term in
Section 8.01(e).

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.12), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Company with respect to such withholding tax pursuant to Section 3.01(a).

                  "Existing Credit Agreement" means that certain Loan Agreement dated as of August 20, 2004, among the Company, the Guarantors named therein, Bank of America, N.A., as syndication agent, Credit Suisse (formerly Credit Suisse First Boston), Citicorp North America, Inc. and Wachovia Bank, National Association, as co-documentation agents, JPMCB, as administrative agent, and the other Credit Parties (as defined therein) party thereto.

                  "Facility" means the Term A Facility, the Revolving Credit Facility or any Incremental Facility, as the context may require.

                  "FCC" means the Federal Communications Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain Fee Letter by and between the Company, on the one hand, and each of the Arranger Banks and the Joint Lead Arrangers, on the other hand, setting forth the applicable fees relating to this Credit Agreement.

                  "Financial Covenants" means the financial covenants applicable to the Company and the Restricted Subsidiaries from time to time as set forth in Sections 7.23, 7.24 and 7.25.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                  "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

                  "Granting Lenders" has the meaning set forth in Section 10.06(h).

                  "Guarantee" has the meaning given to such term in Section
7.13.

                  "Guarantors" means Holdings and each of the Restricted Subsidiaries.

                  "Guaranty" means the Guaranty made by the Guarantors under
Article IV in favor of the Secured Parties.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedge Bank" means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

                  "Holdings" means Rainbow Programming Holdings LLC, a Delaware limited liability company.

                  "Honor Date" has the meaning given to such term in Section 2.03(c)(i).

                  "IFC" means The Independent Film Channel LLC, a Delaware limited liability company.

                  "Indemnitee" has the meaning given to such term in Section 10.04(b).

                  "Incremental Facility Borrowing" means a borrowing consisting of simultaneous Incremental Facility Loans of the same Type under the same Incremental Facility and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Incremental Facility Lenders pursuant to the terms of the applicable Incremental Facility Supplement.

                  "Incremental Facility Closing Date" means, with respect to any Incremental Facility, the first date all the conditions precedent set forth in the applicable Incremental Facility Supplement are satisfied or waived in accordance with Section 10.01.

                  "Incremental Facility Commitment" means, as to each Incremental Facility Lender in respect of any Incremental Facility, its obligation to make Incremental Facility Loans to the Company under such Incremental Facility pursuant to the terms of the applicable Incremental Facility Supplement in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I to the applicable Incremental Facility Supplement under the caption "Incremental Facility Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Incremental Facility Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Incremental Facility" means, with respect to any Incremental Facility Commitments established pursuant to Section 2.14 at any time, (a) on or prior to the Incremental Facility Closing Date with respect thereto, the aggregate amount of such Incremental Facility Commitments at such time and (b) thereafter, the aggregate principal amount of the Incremental Facility Loans of all Incremental Facility Lenders under such Incremental Facility Commitment outstanding at such time.

                  "Incremental Facility Lender" means, with respect to any Incremental Facility, at any time (a) on or prior to the Incremental Facility Closing Date with respect to such Incremental Facility, any Lender that has an Incremental Facility Commitment in respect of such Incremental Facility at such time and (b) at any time after the Incremental

Facility Closing Date with respect to such Incremental Facility, any Lender that holds Incremental Facility Loans under such Incremental Facility at such time.

                  "Incremental Facility Loan" means an advance made by any Incremental Facility Lender under an Incremental Facility.

                  "Incremental Facility Note" means a promissory note made by the Company in favor of an Incremental Facility Lender, evidencing Incremental Facility Loans made by such Incremental Facility Lender, in form and substance satisfactory to the Administrative Agent.

                  "Incremental Facility Supplement" has the meaning specified in
Section 2.14(b).

                  "Indebtedness" means, as to any Person, Capital Lease Obligations of such Person and other indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase or acquisition price of property or services other than accounts payable (other than for borrowed money) incurred in the ordinary course of business of such Person. Without limiting the generality of the foregoing, such term shall include (a) when applied to the Company and/or any Restricted Subsidiary, all obligations of the Company and/or any Restricted Subsidiary under Swap Contracts and (b) when applied to the Company or any other Person, all Indebtedness of others Guaranteed by such Person.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indentures" means, collectively, the Senior Notes Indenture and the Senior Subordinated Notes Indenture.

                  "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

                  "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months, and subject to clause (d) below, nine or twelve months, thereafter, as selected by the Company in its Committed Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

                  (d) the Company may not select an Interest Period in excess of six months unless the Administrative Agent has notified the Company that (i) each of the Lenders has available to it funds for such Lender's share of the proposed Borrowing which are not required for other purposes, (ii) such funds are available to each Lender at a rate (exclusive of reserves and other adjustments) at or below the Eurodollar Rate for such proposed Borrowing and Interest Period, and
         (iii) each Lender has, in its sole discretion, agreed to fund such Borrowing.

                  "Investments" has the meaning given to such term in Section 7.17.

                  "ISP" means the International Standby Practices (ISP98) International Chamber of Commerce Publication No. 590, as the same may be amended and as in effect from time to time.

                  "Issuer Documents" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company or any Restricted Subsidiary or in favor the L/C Issuer and relating to any such Letter of Credit.

                  "JPMCB" means JPMorgan Chase Bank, N.A.

                  "Joint Lead Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities LLC, in their capacity as exclusive joint lead arrangers.

                  "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

                  "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

                  "L/C Issuer" means JPMCB, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

                  "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

                  "Lender" means the banks or other financial institutions which are parties hereto, including the Swing Loan Lender and any Incremental Facility Lender, together with their respective successors and assigns.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

                  "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                  "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

                  "Letter of Credit Fee" has the meaning specified in Section 2.03(a)(i).

                  "Letter of Credit Sublimit" means an amount equal to $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

                  "Liens" has the meaning given to such term in Section 7.14.

                  "Loan" means an extension of credit by a Lender to the Company under Article II in the form of a Term Loan, a Swing Loan or a Revolving Credit Loan or, if any Incremental Facility Commitments have been issued hereunder, the Incremental Facility Loans made under such Incremental Facility Commitments.

                  "Loan Documents" means, collectively, (a) this Credit Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, (e) the Subordination of Intercompany Obligations Agreement, (f) each Issuer Document, (g) each Secured Hedge Agreement, (h) each Secured Cash Management Agreement, and (i) the Incremental Facility Supplements, if any; provided that for purposes of the definition of "Material Adverse Effect" and Articles V through IX and Section 10.01, "Loan Documents" shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

                  "Loan Parties" means, collectively, the Company and each Guarantor.

                  "Mandatory Borrowing" has the meaning given thereto in Section 2.13(b).

                  "Margin Stock" means "margin stock" as defined in Regulation
U.

                  "Material Affiliate Contracts" means, collectively, (a) the AMC Consulting Agreement, (b) the Services Agreement, and (c) each agreement between the Company or any of the Restricted Subsidiaries with any of its Affiliates identified on Schedule 1.01(i).

                  "Materially Adverse Effect" means a materially adverse effect upon (i) the business, assets, financial condition or results of operations of the Company and the Restricted Subsidiaries taken as a whole on a consolidated basis in accordance with GAAP, (ii) the ability of the Company and the Restricted Subsidiaries taken as a whole to perform the Obligations hereunder or
(iii) the legality, validity, binding nature or enforceability of this Credit Agreement or any other Loan Document or the validity, perfection, priority or enforceability of the security interest created, or purported to be created, by any of the Collateral Documents.

                  "Maturity Date" means (a) with respect to the Revolving Credit Facility, June 30, 2012, (ii) with respect to the Term A Facility, June 30, 2013, and (iii) with respect to any Incremental Facility, if any, the date specified as such in the Incremental Facility Supplement with respect to such Incremental Facility.

                  "Maximum Rate" has the meaning given thereto in Section 10.08.

                  "MGM Affiliate Contract" means that certain agreement identified on Schedule 1.01(ii).

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means proceeds received by the Company or any of the Restricted Subsidiaries in cash from (x) any Disposition or the incurrence, issuance or sale of Indebtedness or Equity Interests of the Company or any of the Restricted Subsidiaries, in each case after deduction of the costs of, and any income, franchise, transfer or other tax liability arising from, such sale, disposition, incurrence or issuance, (y) a capital contribution in respect of the Equity Interests of any class of the Company to the Company by the holder thereof, or (z) any insurance, condemnation awards or other payment with respect to an Event of Loss, after deduction of the costs thereof, and any income, franchise, transfer or other tax liability arising therefrom. If any amount payable to the Company or any such Restricted Subsidiary in respect of any such incurrence or issuance shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds.

                  "New Restricted Subsidiary" means any New Subsidiary designated as a Restricted Subsidiary pursuant to Section 7.08(b) and any Unrestricted Subsidiary redesignated as a Restricted Subsidiary pursuant to
Section 7.08(c).

                  "New Subsidiary" means any Person which becomes a Subsidiary of the Company after the Closing Date.

                  "New Unrestricted Subsidiary" means any New Subsidiary deemed an Unrestricted Subsidiary pursuant to Section 7.08(a).

                  "Note" means a Term A Note, a Revolving Credit Note, the Swing Loan Note or an Incremental Facility Note, if any, as the context may require.

                  "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

                  "Operating Cash Flow" means, for any period, the following for the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP: (i) aggregate operating revenues, minus (ii) aggregate operating expenses (including technical, programming, sales, selling, general administrative expenses and salaries and other compensation, in each case net of amounts allocated to Affiliates, but excluding depreciation and amortization (but, for the avoidance of doubt, depreciation and amortization will not include the amortization of feature film inventory, which is treated as an operating expense) and charges and credits relating to employee stock plans and restructuring charges and credits and, to the extent otherwise included in operating expenses, any losses resulting from a write-off or writedown of Investments by the Company or any Restricted Subsidiary in Affiliates), plus (iii) Deferred Carriage Fee Amortization; provided, however, that for purposes of determining Operating Cash Flow for any period (A) there shall be excluded all management fees paid to the Company or any Restricted Subsidiary during such period by any Unrestricted Subsidiary other than any such amounts settled in cash to the extent not in excess of 5% of Operating Cash Flow for the Company and the Restricted Subsidiaries as determined without including any such fees and (B) Operating Cash Flow for such period shall be increased or reduced, as the case may be, by the Operating Cash Flow of assets or businesses acquired or disposed of (provided that in each case it has an impact on Annualized Operating Cash Flow of at least $500,000) (including by means of any redesignation of any Subsidiary pursuant to Section 7.08(c)) by the Company or any Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Arranger Banks (it being agreed that it shall be satisfactory to the Arranger Banks that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 7.01 rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company's discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period. For purposes of this definition, operating revenues and operating expenses shall exclude any non-recurring, non-cash items in excess of $2,500,000.

                  "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

                  "Outstanding Amount" means (a) with respect to Term Loans and Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans, as the case may be, occurring on such date; (b) with respect to Swing Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Swing Loans occurring on such date; (c) with respect to any Incremental Facility Loans under the same Incremental Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Incremental Facility Loans under such Incremental Facility occurring on such date; and (d) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

                  "Parent Company Stock" means common stock or other common Equity Interests of or in the Parent Corp. or any of its Subsidiaries (other than Holdings, the Company or any of its Subsidiaries).

                  "Parent Corp." shall mean Cablevision Systems Corporation, a Delaware corporation.

                  "Participant" has the meaning given to such term in Section 10.06(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Debt" means any Indebtedness incurred, issued or sold by the Company or Holdings after the Agreement Date, provided that:

                              (i) such Indebtedness (A) shall be unsecured, (B)
               have a commercially reasonable interest rate (which rate shall be deemed commercially reasonable if such Indebtedness is sold by a member of the National Association of Securities Dealers, Inc. in an underwritten offering or on a "best efforts" basis), (C) shall be neither (1) redeemable, payable or required to be purchased or otherwise retired or extinguished in whole or in part at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at the option of any Person other than the Company or upon the occurrence of a condition not solely within the control of the Company (such as a redemption required to be made out of future earnings) nor (2) convertible into any other Indebtedness or Equity Interests of the Company that may be so retired, extinguished or converted, in the case of clause (1) or (2) above, at any time before the date that is six months after the last Maturity Date applicable to the Facilities as in effect at the time of the incurrence, issuance or sale of such Indebtedness, (D) with respect to any Permitted Debt issued by the Company, shall be contractually subordinated to the Obligations on commercially reasonable terms and conditions (which terms and conditions shall be deemed commercially reasonable if such terms and conditions are (1) consistent with the terms and conditions of similar financings for companies with credit ratings consistent with the credit rating of the Company and completed during the 18 month period preceding the date of issuance of such Indebtedness or (2) reasonably satisfactory to the Arranger Banks), (E) shall not be supported by any Guarantee of the Company or any Subsidiary of the Company (unless, with respect to Permitted Debt issued by the Company, such Guarantee shall be given by a Restricted Subsidiary and be contractually subordinated to the Obligations on commercially reasonable terms and conditions (which terms and conditions shall be deemed commercially reasonable if such terms and conditions are (1) consistent with the terms and conditions of similar financings for companies with credit ratings consistent with the credit rating of the Company and completed during the 18 month period preceding the date of issuance of such Indebtedness or (2) reasonably satisfactory to the Arranger Banks), provided that no such subordinated Guarantee of a Restricted Subsidiary may be given if the Required Lenders have consented to the release of the Lien of the Administrative Agent on the Collateral under the Security Agreement and the Trademark Security Agreement pursuant to Section 10.01(h)), (F) with respect to any Permitted Debt issued by the Company, shall be issued subject to the demonstration of pro forma compliance with the Financial Covenants through the last Maturity Date applicable to the Facilities as in effect at the time of the incurrence, issuance or sale of such Indebtedness, (G) shall contain no maintenance covenants, and (H) shall have terms and conditions no more restrictive or burdensome, taken as a whole, than the terms and conditions of the RNS Notes (whether or not such RNS Notes are outstanding at the date of such determination) except as may otherwise be reasonably satisfactory to the Arranger Banks;

                              (ii) the aggregate principal amount of such
               Indebtedness issued by Holdings during the term of this Credit Agreement shall not exceed $500,000,000; and

                              (iii) at the time of and immediately after giving
               effect to the incurrence, issuance or sale of such Indebtedness, no Default shall have occurred and be continuing, and the Company shall have so certified to the Administrative Agent;

and provided further, that the Company shall (a) prior to the issuance of any such Indebtedness, provide notice to the Administrative Agent of the proposed issuance thereof and of the use of the proceeds thereof and (b) as soon as available, provide to the Administrative Agent copies of the Debt Instruments governing such Indebtedness.

                  "Permitted Liens" means, with respect to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or operating leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iii) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed); (iv) Liens in favor of issuers of performance bonds issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person; (vi) any Lien on any Margin Stock; or (vii) Liens created in the ordinary course of business and customary in the relevant industry with respect to the creation of content, and the components thereof, securing the obligations of the Company and the Restricted Subsidiaries owing in respect of compensation or other payments owed for services rendered by creative or other personnel that do not constitute Indebtedness, provided that any such Lien shall attach solely to the content, or applicable component thereof, or the rights of the Company and the Restricted Subsidiaries with respect thereto, that are the subject to the arrangements giving rise to the underlying obligation.

                  "Permitted Restricted Subsidiary Transaction" means any transaction by which any Restricted Subsidiary shall (i) pay dividends or make any distribution on its Equity Interests or pay any of its Indebtedness owed to any other Restricted Subsidiaries, (ii) make any loans or advances to any other Restricted Subsidiaries or (iii) transfer any of its properties or assets to, or merge or consolidate with or into, any other Restricted Subsidiaries.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Company or an ERISA Affiliate or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or an ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions.

                  "Platform" has the meaning given to such term in Section 7.01.

                  "Pledge Agreement" means that certain Pledge Agreement among certain of the Loan Parties and the Administrative Agent, dated as of the Agreement Date, in substantially the form of Exhibit D attached hereto.

                  "Pledged Interests" shall have the meaning given to such term in the Pledge Agreement.

                  "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                  "Public Lender" has the meaning given to such term in Section 7.01.

                  "Quarter" means a fiscal quarterly period of the Company.

                  "Register" shall have the meaning given to such term in
Section 10.06(c).

                  "Registered Public Accounting Firm" has the meaning specified by the Securities Laws and shall be independent of the Company as prescribed by the Securities Laws.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Related Parties" means, with respect to any Person, such Person's Affiliates and the members, partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

                  "Reportable Event" means (i) any of the events set forth in
Section 4043(b) (other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations), 4068(f) or 4063(a) of ERISA or the regulations thereunder, (ii) an event requiring the Company or any ERISA Affiliate to provide security to a Plan under Section 401(a)(29) of the Code and (iii) any failure to make payments required by
Section 412(m) of the Code if such failure continues for 30 days following the due date for any required installment.

                  "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

                  "Required Incremental Facility Lenders" means, as of any date of determination with respect to any Incremental Facility, Incremental Facility Lenders holding more than 50% of the sum of (a) the aggregate Outstanding Amount of all Incremental Facility Loans under such Incremental Facility on such date, and (b) aggregate unused Incremental Facility Commitments, if any, on such date; provided that the unused Incremental Facility Commitment of, and the aggregate Outstanding Amount of the Incremental Facility Loans held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Facility Lenders with respect to any Incremental Facility.

                  "Required Lenders" means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "Required Revolving Lenders" means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the
(a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

                  "Required Term A Lenders" means, as of any date of determination, Term A Lenders holding more than 50% of the Term A Facility on such date; provided that the portion of the Term A Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

                  "Responsible Officer" means, with respect to the Company, the chief executive officer, president, senior vice president-finance, chief financial officer, controller, treasurer or assistant treasurer.

                  "Restricted Group Reporting Period" means any Quarter or fiscal year of the Company if, as of the end of such period, either (i) the combined revenues of the Unrestricted Subsidiaries exceed $500,000 for the four Quarter period then ended or (ii) the aggregate amount of the assets of the Unrestricted Subsidiaries as recorded on the balance sheet of the Company and its consolidated Subsidiaries exceeds $1,000,000.

                  "Restricted Payments" means (i) direct or indirect distributions, dividends or other payments by the Company or any Restricted Subsidiary on account of (including, without limitation, sinking fund or other payments on account of the redemption, retirement, purchase or acquisition of) any Equity Interests in the Company or such Restricted Subsidiary, as the case may be (whether made in cash, property or other obligations), other than any such distributions, dividends and other payments made by a Restricted Subsidiary to the Company or another Restricted Subsidiary in respect of such Equity Interests of the former held by the latter; (ii) any payment of consulting or management fees, or any interest thereon, by the Company or any of the Restricted Subsidiaries to the Parent Corp. or to any other Affiliate (including, without limitation, payments under the AMC Consulting Agreement or the Services Agreement), and (iii) any prepayment of principal or interest on account of any Permitted Debt or any Indebtedness of the Company issued under either of the Indentures, and any payment on account of the purchase, redemption, or other acquisition or retirement of any Equity Interests of the Company or any of the Restricted Subsidiaries, including, without limitation, any warrants or other rights or options to acquire any Equity Interests in the Company or any of the Restricted Subsidiaries.

                  "Restricted Subsidiaries" means the Persons set forth on
Schedule 1.01(iii) and any New Restricted Subsidiary, provided that any Restricted Subsidiary redesignated as an Unrestricted Subsidiary pursuant to and in compliance with Section 7.08(c) shall cease to be a Restricted Subsidiary.

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

                  "Revolving Credit Commitment" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such

Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "Revolving Credit Lender" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

                  "Revolving Credit Loan" has the meaning specified in Section 2.01(b), provided that a Swing Loan shall not constitute a Revolving Credit Loan.

                  "Revolving Credit Note" means a promissory note made by the Company in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit E.

                  "RMH" means Rainbow Media Holdings LLC, a Delaware limited liability company.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Secured Cash Management Agreement" means any Cash Management Agreement that is entered into by and between the Company and any Cash Management Bank.

                  "Secured Hedge Agreement" means any interest rate Swap Contract permitted under Article VII that is entered into by and between the Company and any Hedge Bank.

                  "Secured Parties" means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are stated to be secured by the Collateral under the terms of the Collateral Documents.

                  "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board.

                  "Security Agreement" means that certain Security Agreement among the Loan Parties and the Administrative Agent, dated as of the Agreement Date, in substantially the form of Exhibit F attached hereto.

                  "Senior Notes Indenture" means that certain Indenture, dated as of August 20, 2004, among The Bank of New York, the Company, RNS Co-Issuer Corporation and the "Guarantors" (as defined therein) with respect to the Senior Notes.

                  "Senior Subordinated Notes Indenture" means that certain Indenture, dated as of August 20, 2004, among The Bank of New York, the Company, RNS Co-Issuer Corporation and the "Guarantors" (as defined therein) with respect to the Senior Subordinated Notes.

                  "Senior Notes" shall mean the 8 3/4% Senior Notes Due 2012 issued pursuant to the terms and conditions of the Senior Notes Indenture in the aggregate original principal amount of $300,000,000.

                  "Senior Subordinated Notes" shall mean the 10 3/8% Senior Subordinated Notes Due 2014 issued pursuant to the terms and conditions of the Senior Subordinated Notes Indenture in the aggregate original principal amount of $500,000,000.

                  "Senior Secured Leverage Ratio" means, as at any date, the ratio of (i) the Total Outstandings on such date to (ii) Annualized Operating Cash Flow determined as at the last day of the month covered by the then most recent Compliance Certificate delivered to the Lenders pursuant to Section 7.01(d), a copy of which has been delivered to the Administrative Agent (and any change in such ratio as a result of a change in the amount of Total Outstandings shall be effective as of the date such change shall occur and any change in such ratio as a result of a change in the amount of Annualized Operating Cash Flow shall be effective as of the date of receipt by the Administrative Agent of the Compliance Certificate delivered pursuant to Section 7.01(d) reflecting such change).

                  "Services Agreement" means that certain Services Agreement identified on Schedule 1.01(iv).

                  "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 10.06(h).

                  "Subordination of Intercompany Obligations Agreement" means that certain Subordination of Intercompany Obligations Agreement, dated as of the Agreement Date, among the Administrative Agent, CSC Holdings, the Company, AMC, WE and any other Affiliate of CSC Holdings that is a party to the AMC Consulting Agreement, in substantially the form of Exhibit G attached hereto, pursuant to which the payment of fees under the AMC Consulting Agreement and the Services Agreement have been subordinated to the Obligations as provided therein.

                  "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

                  "Swing Loan Borrowing" has the meaning specified in Section 2.10(c).

                  "Swing Loan Lender" means any Lender or the Administrative Agent as agreed to at any time by the Company and such Lender or the Administrative Agent, in either case as designated in accordance with this Credit Agreement. The initial Swing Loan Lender shall be JPMCB.

                  "Swing Loan Note" means that certain Swing Loan Note dated as of the Agreement Date, in the principal amount of $5,000,000, issued by the Company to the Swing Loan Lender, substantially in the form of Exhibit H attached hereto, and any amendments, replacements, extensions or renewals thereof.

                  "Swing Loan Sublimit" means an amount equal to $5,000,000. The Swing Loan Sublimit is part of, and not in addition to, the Revolving Credit Facility.

                  "Swing Loans" means loans made to the Company by the Swing Loan Lender from time to time in the Swing Loan Lender's sole discretion and for the Swing Loan Lender's account, which loans shall be made in accordance with Sections 2.01(c) and 2.13.

                  "Taxes" means all present or future taxes, assessments or other charges (including withholdings) imposed by any Governmental Authority with authority to impose the same, including any interest, additions to tax or penalties applicable thereto.

                  "Term A Borrowing" means a borrowing consisting of simultaneous Term A Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term A Lenders pursuant to Section 2.01(a).

                  "Term A Commitment" means, as to each Term A Lender, its obligation to make Term A Loans to the Company pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender's name on Schedule 2.01 under the caption "Term A Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Term A Facility" means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term A Commitments at such time and
(b) thereafter, the aggregate principal amount of the Term A Loans of all Term A Lenders outstanding at such time.

                  "Term A Lender" means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term A Loans at such time.

                  "Term A Loan" means an advance made by any Term A Lender under the Term A Facility.

                  "Term A Note" means a promissory note made by the Company in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit I.

                  "Termination Event" means (i) a Reportable Event, (ii) the termination of a Plan, or the filing of a notice of intent to terminate a Plan, or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Plan under Section 4042 of ERISA or (iv) the appointment of a trustee to administer any Plan under Section 4042 of ERISA.

                  "Total Interest Expense" means, for any period, the sum of (i) the aggregate amount of interest accrued during such period in respect of Indebtedness (including the interest component of rentals in respect of Capital Lease Obligations and including, without duplication, discount in respect of Permitted Debt) of the Company and the Restricted Subsidiaries (determined on a consolidated basis), other than (x) obligations under any Guarantee permitted under subparagraph (ix) of Section 7.13, and (y) obligations under any Guarantee permitted under subparagraph (xii) of Section 7.13 to the extent that such obligation was paid in Parent Company Stock, (ii) the aggregate amount of fees accrued in respect of the Letters of Credit hereunder during such period, (iii) the aggregate amount of Commitment Fees accrued hereunder during such period, and (iv) the aggregate amount of Restricted Payments made to Holdings for the purpose of paying interest on Indebtedness of Holdings. For purposes of this definition, the amount of interest accrued in respect of Indebtedness for any period (A) shall be increased (to the extent not already treated as interest expense or income, as the case may be) by the excess, if any, of amounts payable by the Company and/or any Restricted Subsidiary arising under any interest rate Swap Contract during such period over amounts receivable by the Company and/or any Restricted Subsidiary thereunder (or reduced by the excess, if any, of such amounts receivable over such amounts payable) and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13) and (B) shall be increased or reduced, as the case may be, by the amount of interest accrued during such period in respect of Indebtedness of the Company or any Restricted Subsidiary in respect of assets acquired or disposed of (including by means of any redesignation of any Subsidiary pursuant to Section 7.08(c)) by the Company or such Restricted Subsidiary on or after the first day of such period, determined on a pro forma basis reasonably satisfactory to the Arranger Banks (it being agreed that it shall be satisfactory to the Arranger Banks that such pro forma calculations may be based upon GAAP as applied in the preparation of the financial statements for the Company, delivered in accordance with Section 7.01 rather than as applied in the financial statements of the company whose assets were acquired and may include, in the Company's discretion, a reasonable estimate of savings under existing contracts resulting from any such acquisitions), as though the Company or such Restricted Subsidiary acquired or disposed of such assets on the first day of such period.

                  "Total Outstandings" means the aggregate Outstanding Amount of all Loans (including all Swing Loans and Incremental Facility Loans) and all L/C Obligations.

                  "Total Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Loans and L/C Obligations.

                  "Trademark Security Agreement" means that certain Trademark Security Agreement between each Loan Party owning any trademarks or trademark applications and the Administrative Agent, for the benefit of the Secured Parties, dated as of the Agreement Date, substantially in the form of Exhibit J attached hereto, and any similar security agreement or any security agreement supplement delivered pursuant to Section 7.08.

                  "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

                  "UCP" means the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500, as the same may be amended and in effect from time to time.

                  "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

                  "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

                  "Unrestricted Subsidiaries" means the Persons set forth on
Schedule 1.01(v) and any New Unrestricted Subsidiaries, provided that any Unrestricted Subsidiary redesignated by the Company as a Restricted Subsidiary pursuant to and in compliance with Section 7.08(c) shall cease to be an Unrestricted Subsidiary.

                  "Viewing Subscribers" means the total number of video subscribers (by household) to distributors' systems that receive any programming service of the Company and its Restricted Subsidiaries.

                  "WE" means WE: Women's Entertainment LLC, a Delaware limited liability company.

         Section 1.02 Other Interpretive Provisions. With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" (except when used as accounting terms, in which case GAAP shall apply) shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.

         Section 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

                  (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         Section 1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         Section 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

         Section 1.07 Currency Equivalents Generally. Any amount specified in this Credit Agreement (other than in Articles II, IV and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the "Spot Rate" for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

         Section 2.01 The Loans. (a) The Term A Borrowing. Subject to the terms and conditions set forth herein, each Term A Lender severally agrees to make a single loan to the Company on the Closing Date in an amount not to exceed such Term A Lender's Term A Commitment. The Term A Borrowing shall consist of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing,
(i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Revolving Credit Lender's Revolving Credit Commitment. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions of this Credit Agreement, the Company may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         (c) The Swing Loans. Subject to the terms and conditions set forth herein, including, without limitation, Section 2.13, the Swing Loan Lender, in its individual capacity, may in its sole discretion make revolving loans (each a "Swing Loan" and, collectively, the "Swing Loans") to the Company from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the Swing Loan Sublimit; provided, however, that after giving effect to any Swing Loan Borrowing, the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility. Swing Loans hereunder may be repaid and reborrowed in accordance with the provisions of this Credit Agreement.

         Section 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term A Borrowing, each Revolving Credit Borrowing, each conversion of Term A Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that notice of (x) the initial Borrowing of Base Rate Loans may be received by the Administrative Agent at such time as agreed by the Administrative Agent on the requested date of Borrowing and (y) any conversion of such initial Borrowing to Eurodollar Rate Loans may be received by the Administrative Agent no later than 5:00 p.m. on the third Business Day prior to the requested date of conversion. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. In the case of any discrepancies between telephonic and written notices received by the Administrative Agent, the telephonic notice shall be effective as understood in good faith by the Administrative Agent. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term A

Borrowing, a Swing Loan Borrowing, a Revolving Credit Borrowing, an Incremental Facility Borrowing, if available, a conversion of Term A Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term A Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term A Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice or a request or a deemed request by the Swing Loan Lender for repayment of any outstanding Swing Loans under Section 2.13(b), the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term A Loans, Revolving Credit Loans or Incremental Facility Loans, if any, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term A Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than (i) one hour after receipt of notice from the Administrative Agent on the Closing Date in the case of the initial Borrowing of Base Rate Loans (as long as such notice is received prior to 1:30 p.m. on such day) or (ii) 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section
5.02 (and, (x) if such Borrowing is the initial Credit Extension, Section 5.01 and (y) if such Borrowing is the Incremental Facility Borrowing, the applicable conditions set forth in the Incremental Facility Supplement), the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of JPMCB with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Company as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate

Loan. During the existence of a Default, the Administrative Agent may notify the Company that Loans may only be converted into or continued as Loans of certain specified Types and, thereafter, until no Default shall continue to exist, Loans may not be converted into or continued as Loans of any Type other than one or more of such specified Types.

         (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in JPMCB's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Term A Borrowings, all conversions of Term A Loans from one Type to the other, and all continuations of Term A Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Term A Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 12 Interest Periods in effect in respect of the Revolving Credit Facility.

         Section 2.03 Letters of Credit. (a) The Letter of Credit Commitment.
(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Company or the Restricted Subsidiaries, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or the Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility,
(y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in clauses (x) and (z) of the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions of this Credit Agreement, the Company's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall not issue any Letter of Credit if:

                           (A) the expiry date of such requested Letter of
                  Credit would occur more than 12 months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of
                  Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

                           (C) such Letter of Credit is to be denominated in a
                  currency other than Dollars;

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the issuance of such Letter of Credit would
                  violate one or more policies of the L/C Issuer generally applicable to the issuance of letters of credit;

                           (C) except as otherwise agreed by the Administrative
                  Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

                           (D) such Letter of Credit contains any provisions for
                  automatic reinstatement of the stated amount after any drawing thereunder; or

                           (E) a default of any Lender's obligations to fund
                  under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms of this Credit Agreement.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Credit Agreement, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (vi) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         (b) Procedures for Issuance and Amendment of Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions of this Credit Agreement, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender's Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Credit Lender's Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans to the Company or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or
         (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this
         Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Company of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.


         (d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
         Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

         (e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

         The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the

Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Section 2.04 and Section 8.02 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and
Section 8.02, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at JPMCB. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit Fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.06. Letter of Credit Fees shall be (A) computed on a quarterly basis in arrears and (B) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit at a rate of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Issuer Documents. In the event of any conflict between the terms of this Credit Agreement and the terms of any Issuer Document, the terms of this Credit Agreement shall control.

         (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The

Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Company, and that the Company's business derives substantial benefits from the businesses of such Restricted Subsidiaries.

         Section 2.04 Prepayments.(a) Optional. The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term A Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term A Loans pursuant to this Section 2.04(a) shall be applied to the principal repayment installments thereof on a pro-rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Term Loan A Facility.

         (b) Mandatory. (i) If the Company or any of its Restricted Subsidiaries
(A) Disposes of any property or (B) suffers an Event of Loss, in each case, which results in the realization by such Person of Net Cash Proceeds, the Company shall prepay, immediately upon receipt thereof by such Person, an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds; provided, however, that, with respect to any Net Cash Proceeds described in this
Section 2.04(b)(i), at the election of the Company (as notified by the Company to the Administrative Agent on or prior to the receipt of such Net Cash Proceeds), and so long as no Default shall have occurred and be continuing, the Company or such Restricted Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Company in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.04(b)(i).

                  (ii) Upon the incurrence or issuance by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than any Indebtedness expressly permitted to be incurred or issued pursuant to
         Section 7.12), the Company shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Company or such Restricted Subsidiary.

                  (iii) Upon the incurrence or issuance by Holdings of any Indebtedness (other than any Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.12), Holdings shall deliver to the Company, and the Company shall prepay an aggregate principal amount of Loans equal to, 50% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings.

                  (iv) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.04(b) shall be applied, first, ratably to the Term A Facility and to the principal repayment installments thereof on a pro-rata basis and, second, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.04(b).

                  (v) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Company shall immediately prepay Revolving Credit Loans, the Swing Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

                  (vi) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.04(b), first, shall be applied ratably to the L/C Borrowings and the Swing Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i), (ii) or (iii) of this Section 2.04(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full, may be retained by the Company for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Company or any other Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

         Section 2.05 Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, the Swing Loan Sublimit, or the Letter of Credit Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Swing Loan Sublimit or the Letter of Credit Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Company shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit

Outstandings would exceed the Revolving Credit Facility, or (B) the Swing Loan Sublimit if, after giving effect thereto, the Outstanding Amount of the Swing Loans would exceed the Swing Loan Sublimit, or (C) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit.

         (b) Mandatory. (i) The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the date of the Term A Borrowing.

                  (ii) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.05, the Letter of Credit Sublimit or the Swing Loan Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Loan Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

         (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, the Swing Loan Sublimit or the Revolving Credit Commitment under this Section 2.05. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender's Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

         Section 2.06 Repayment of Loans. (a) Term A Loans. The Company shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.04):


                                     PRINCIPAL                                                     PRINCIPAL
                                AMORTIZATION PAYMENT                                          AMORTIZATION PAYMENT
         DATE                (SHOWN AS A % OF ORIGINAL                 DATE                (SHOWN AS A % OF ORIGINAL
                                 PRINCIPAL AMOUNT)                                             PRINCIPAL AMOUNT)
    March 31, 2008                     1.25%                      March 31, 2011                     2.50%

    June 30, 2008                      1.25%                      June 30, 2011                      2.50%

    Sept.30, 2008                      1.25%                      Sept. 30, 2011                     2.50%

    Dec. 31, 2008                      1.25%                      Dec. 31, 2011                      2.50%

    March 31, 2009                     1.25%                      March 31, 2012                     2.50%

    June 30, 2009                      1.25%                      June 30, 2012                      2.50%

    Sept. 30, 2009                     1.25%                      Sept. 30, 2012                     2.50%


    Dec. 31, 2009                      1.25%                      Dec. 31, 2012                      2.50%

    March 31, 2010                     1.25%                      March 31, 2013                     32.50%

    June 30, 2010                      1.25%                      June 30, 2013           Outstanding Principal Amount

    Sept. 30, 2010                     1.25%

    Dec. 31, 2010                      1.25%


                                                                      Total:                        100.00%

provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

         (b) Revolving Credit Loans. The Company shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date. All L/C Borrowings and Swing Loans then outstanding shall be due and payable on the Maturity Date for the Revolving Credit Facility.

         (c) Incremental Facility Loans. Any unpaid principal and interest of the Incremental Facility Loans and any other outstanding Obligations under any of the Incremental Facility Commitments shall be due and payable in full on the Incremental Facility Maturity Date applicable thereto.

         Section 2.07 Interest. (a) Subject to the provisions of Section 2.07(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

                  (ii) If any amount (other than principal of any Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

                  (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms of this Credit Agreement before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         Section 2.08 Fees. In addition to certain fees described in Section 2.03(i) and (j):

         (a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the "Commitment Fee") on the actual daily amount by which the Revolving Credit Facility exceeds the Total Revolving Credit Outstandings (excluding the Outstanding Amount of Swing Loans), at the rate equal to 0.375% per annum. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility.

         (b) Other Fees. The Company agrees to pay such fees as are described in the Fee Letter. Such fees shall not be refundable for any reason whatsoever.

         Section 2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMCB's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         Section 2.10 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in Section 2.10(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         Section 2.11 Payments Generally; Administrative Agent's Clawback. (a) General. All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

         (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section
2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) Payments by Company; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms of this Credit Agreement, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

               (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term A Loans and Revolving Credit Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

               (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

               (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

         Section 2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of such Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Company pursuant to and in accordance with the express terms of this Credit Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

        Section 2.13 Swing Loans.


                  (a) Swing Loan Borrowings.

                           (i) Notices; Disbursement. Whenever the Company
                  desires a Swing Loan Borrowing hereunder it shall give irrevocable notice to the Swing Loan Lender not later than 1:00 p.m. on the date of the requested Swing Loan Borrowing in the form of a Committed Loan Notice. Subject to satisfaction of the conditions set forth herein, the Swing Loan Lender shall initiate the transfer of funds representing such Borrowing to the Company by 3:00 p.m. on the Business Day specified by the Company in the applicable Committed Loan Notice.

                           (ii) Minimum Amounts. Each Swing Loan Borrowing shall
                  be in a minimum principal amount of $500,000 and integral multiples of $250,000, in excess thereof.

         (b) Repayment of Swing Loans. Each Swing Loan Borrowing shall be due and payable on the earliest of (i) seven days from the date of such Borrowing,
(ii) the date of the next Revolving Credit Loan Borrowing, or (iii) the Maturity Date for the Revolving Credit Facility; provided, however, the Company may prepay any Swing Loan Borrowing prior to the date it is due upon notice to the Swing Loan Lender not later than 1:00 p.m. on the date of prepayment of such Borrowing. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. If, and to the extent, any Swing Loans shall be outstanding on the date of any Revolving Credit Loan Borrowing, such

Swing Loans shall be repaid from the proceeds of such Revolving Credit Loan Borrowing prior to any distribution of such proceeds to the Company. If, and to the extent, a Revolving Credit Loan Borrowing is not requested prior to earlier of (A) the Maturity Date for the Revolving Credit Facility or (B) the last day of any such seven day period from the date of any Swing Loan Borrowing, the Company shall be deemed to have requested a Base Rate Loan on the Business Day immediately preceding the Maturity Date for the Revolving Credit Facility or the last day of such seven day period, as applicable, in the amount of the Swing Loans then outstanding, the proceeds of which shall be used to repay the Swing Loan Lender for such Swing Loans. In addition, the Swing Loan Lender may, at any time, in its sole discretion by written notice to the Company and the Administrative Agent, require repayment of its Swing Loans by way of a Revolving Credit Loan, in which case the Company shall be deemed to have requested a Base Rate Advance of the Revolving Credit Loans in the amount of such Swing Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Maturity Date for the Revolving Credit Facility and upon the occurrence of any Event of Default described in Section 8.01(g) or 8.01(h) and also upon acceleration of the Obligations, whether on account of an Event of Default described in Section 8.01(g) or 8.01(h) or any other Event of Default, in accordance with the provisions of Section 8.02 following an Event of Default (each such Revolving Credit Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make its Applicable Percentage of such Revolving Credit Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date, notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Credit Loans otherwise required hereunder, (II) whether any conditions specified in Article V are then satisfied, (III) whether a Default then exists, (IV) failure for any such request or deemed request for Revolving Credit Loans to be made by the time otherwise required in Section 2.02, (V) the date of such Mandatory Borrowing, or
(VI) any reduction in the Revolving Credit Commitment or termination of the Revolving Credit Commitment relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Lender shall be required to make such Revolving Credit Loans if, at the time that the Swing Loan Lender agreed to fund any requested Swing Loan Borrowing, the Swing Loan Lender had knowledge of the existence of a Default or such Mandatory Borrowing would cause a Lender to exceed its Revolving Credit Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of any proceeding under any Debtor Relief Laws with respect to the Company or any other obligor hereunder), then each Revolving Credit Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swing Loan Lender such participations in the outstanding Swing Loans as shall be necessary to cause each such Revolving Credit Lender to share in such Swing Loans ratably based upon its respective Applicable Percentage in respect of the Revolving Credit Facility (determined before giving effect to any termination of the

Revolving Credit Commitment pursuant to Section 8.02), provided that (A) all interest payable on the Swing Loans shall be for the account of the Swing Loan Lender until the date as of which the respective participation is purchased, and
(B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay (to the extent not paid by the Company) to the Swing Loan Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

         (c) Interest on Swing Loans. Swing Loans shall bear interest at the simple per annum interest rate equal to the sum of (x) the Base Rate and (y) the Applicable Rate then in effect with respect to Base Rate Loans under the Revolving Credit Facility, computed on the basis of a year of 365/366 days for the actual number of days elapsed; provided, however, that (i) from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due (after giving effect to any applicable grace period), whether at scheduled or accelerated maturity or on account of any mandatory prepayment or (ii) while any Swing Loans in which the Lenders have acquired participations pursuant to Section 2.13(b) remain outstanding, the principal of and, to the extent permitted by law, interest on, Swing Loans shall bear interest, payable on demand, at the Default Rate. Interest on each Swing Loan shall be payable in arrears on the date payment of such Swing Loan is due pursuant to Section 2.13(b).

         (d) Reporting. Unless the Swing Loan Lender is the Administrative Agent, the Swing Loan Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swing Loan Lender that the Company has delivered a Committed Loan Notice or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swing Loans in form reasonably satisfactory to the Administrative Agent.

         (e) Termination of Swing Loans; Designation of Swing Loan Lender. Unless a Default then exists, the Swing Loan Lender shall give the Company and the Administrative Agent at least seven days' prior written notice before exercising its discretion herein not to make Swing Loans. The Company must give ten days' prior written notice to the Administrative Agent of any change in designation of the Swing Loan Lender. The replaced Swing Loan Lender shall continue to be a "Swing Loan Lender" for purposes of repayment of any Swing Loans made prior to such replacement and outstanding after such replacement.

        Section 2.14 Incremental Facility. (a) Request for Incremental Facility. Provided that no Default shall have occurred and be continuing at such time or would result therefrom, at the option of the Company, the applicable Incremental Facility Lenders and the Administrative Agent, and without the consent of any other Lender, up to three separate tranches of commitments and loans may be established under this Credit Agreement in an aggregate principal amount not exceeding $925,000,000; provided that any such request for an Incremental Facility shall be in a minimum amount of $100,000,000.

         (b) Conditions to Effectiveness of Incremental Facility. As a condition precedent to the establishment of any such Incremental Facility, the Company, the Administrative Agent and the Incremental Facility Lenders shall enter into a supplement to this Credit Agreement with respect to such Incremental Facility in form and substance satisfactory to the Administrative Agent (each, an "Incremental Facility Supplement") duly completed such that the Incremental Facility Supplement shall set forth the terms and conditions relating to the Incremental Facility established; provided that, in any event, each Incremental Facility (i) shall have a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Term A Facility, (ii) must not have scheduled amortization providing for principal repayments or commitment reductions earlier than, or in an amount on a percentage basis larger than, those dates or amounts set forth in the amortization schedule for the Term A Loans set forth herein, (iii) may not be secured by more or different collateral than the Loans hereunder, (iv) may be in the form of a revolving or a term credit facility and may be structured as an institutional tranche, (v) must be governed by this Credit Agreement and the other Loan Documents and (vi) be subject to terms and conditions not more restrictive than those set forth herein and therein for the Loans. Each Incremental Facility Supplement shall be accompanied by revised projections, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall demonstrate the Company's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and to comply with the terms and conditions of this Credit Agreement and the other Loan Documents.

         (c) In requesting Incremental Facility Commitments, the Company shall offer each of the Lenders an opportunity to provide an Incremental Facility Commitment; provided that none of the Lenders shall be required to issue an Incremental Facility Commitment and the decision of any Lender to issue or not issue an Incremental Facility Commitment to the Company shall be at such Lender's sole discretion after being offered such right of first refusal (and the failure to respond to any such offer by the requested deadline shall be deemed a refusal). Persons not then Lenders may be included as Lenders having Incremental Facility Commitments with the written approval of the Company and the Administrative Agent. Upon the effective date of any Incremental Facility Supplement, each lender thereunder shall become an Incremental Facility Lender hereunder and such Incremental Facility Supplement shall be deemed part of this Credit Agreement for all purposes thereafter.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

         (b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

         (c) Indemnification by the Company. The Company shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

         (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

        Without limiting the generality of the foregoing, if the Company is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (A) a certificate to the effect that such Foreign Lender is not (1) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (2) a "10 percent shareholder" of the Company within the meaning of section 881(c)(3)(B) of the Code, or (3) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Company to determine the withholding or deduction required to be made.

            (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Company, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Company (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer if the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Company or any other Person.

        Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted.

        Section 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

        Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:


                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate contemplated by Section 3.04(e)) or the L/C Issuer;

                  (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                  (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

         and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

               (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

               (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that the Company shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

               (e) Reserves on Eurodollar Rate Loans. The Company shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

         Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

               (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

               (b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company; or

               (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.12;

         including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Company shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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


         For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, the Company may replace such Lender in accordance with Section 10.12.

         Section 3.07 Survival. All of the Company's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                                    GUARANTY

         Section 4.01 Guaranty. Each of the Guarantors hereby, jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Company to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys' fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent's books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

         Section 4.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

         Section 4.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability, change in corporate existence or structure or other defense of the Company or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Company or any other Guarantor; (b) any defense based on any claim that such Guarantor's obligations exceed or are more burdensome than those of the Company or any other Guarantor; (c) the benefit of any statute of limitations affecting such Guarantor's liability hereunder; (d) any right to proceed against the Company, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

         Section 4.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other Guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not the Company or any other person or entity is joined as a party. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Administrative Agent or any Lender of whatever remedies they may have against the Company or any other Guarantor, or the enforcement of any Lien or realization upon any security by the Administrative Agent or any Lender.

         Section 4.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

         Section 4.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Company or any Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

         Section 4.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Company owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Company to such Guarantor as subrogee of the Secured Parties or resulting from such Guarantor's performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Company to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

         Section 4.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Secured Parties.

         Section 4.09 Condition of Company. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Company and any other Guarantor such information concerning the financial condition, business and operations of the Company and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Company or any other Guarantor (such Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

         Section 4.10 Limitation on Guaranty. It is the intention of the Guarantors, the Lenders and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable Law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable Law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Lenders under this Credit Agreement to the maximum extent permitted by applicable Law, and neither the Guarantors, the Company nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable Law. The Company and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article IV by reason of this paragraph. For the purposes of this paragraph, "insolvency", "unreasonably small capital" and "unable to make payments in respect of any of its indebtedness as such indebtedness matures" shall be determined in accordance with applicable Law.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         Section 5.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make the initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Credit Extension:

                  (a) Execution of Loan Documents and Notes. The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed


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


promptly by originals) unless otherwise specified, each properly executed by a duly authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                  (i) this Credit Agreement duly executed and delivered by each of the Company, the Guarantors, the Lenders, the L/C Issuer, and the Administrative Agent;

                  (ii) a Note executed by the Company in favor of each Lender requesting a Note;

                  (iii) the Fee Letter, duly executed and delivered by each of the Company and, as applicable, the Arranger Banks and the Joint Lead Arrangers;

                  (iv) the Subordination of Intercompany Obligations Agreement duly executed and delivered by each of the Company, AMC, WE, any other Affiliate of CSC Holdings that is a party to the AMC Consulting Agreement and the Administrative Agent; and

                  (iv) the Pledge Agreement, the Security Agreement and the Trademark Security Agreement, each duly executed and delivered by each of the Loan Parties party thereto and the Administrative Agent, together with:

                           (A) with respect to the Pledge Agreement,
                  certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank,

                           (B) proper UCC-1 Financing Statements in form
                  appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary in order to perfect the Liens created under each of the Collateral Documents, covering the Collateral described in the Collateral Documents, and

                           (C) evidence that all other action that the
                  Administrative Agent may deem necessary in order to perfect the Liens created under the Collateral Documents has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);

                  (b) Signatures. Each of the Loan Parties shall have certified to the Administrative Agent (with copies to be provided for each Lender) the name and signature of each of the persons authorized (i) to sign on its respective behalf this Credit Agreement and each of the other Loan Documents to which it is a party and (ii) in the case of the Company, to borrow under this Credit Agreement. The Lenders may conclusively rely on such certifications until they receive notice in writing from the Company or such Guarantor, as the case may be, to the contrary.

                  (c) Loan Certificates. The Administrative Agent shall have received a loan certificate of each Loan Party, in substantially the form of Exhibit K attached hereto, together with appropriate attachments which shall include, without limitation, the following items: (i) a true, complete and correct copy of the articles of incorporation, certificate of limited partnership or certificate of organization of such Loan Party, certified by the Secretary of State of such Loan Party's organization, (ii) a true, complete and correct copy of the by-laws, partnership agreement or limited liability company or operating agreement of such Loan Party, (iii) a copy of the resolutions of the board of directors, or other appropriate entity, of such Loan Party, authorizing such Loan Party with respect to the execution, delivery and performance by such Loan Party of this Credit Agreement and the other Loan Documents to which it is a party and, with respect to the Company, authorizing the borrowings hereunder, (iv) certificates of existence for such Loan Party issued by the Secretary of State or similar state official for the state of such Loan Party's organization and for each state in which such Loan Party is, or is required to be, qualified to do business, and (v) a true, complete and correct copy of any agreement in effect with respect to the voting rights, ownership interests or management of such Loan Party.

                  (d) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Loan Parties to authorize the execution, delivery and performance of each Loan Document to which it is a party.

                  (e) Opinions of Counsel to the Loan Parties. The Lenders shall have received favorable opinions of:


                           (i) Victoria D. Salhus, Esq., Senior Vice President,
                  Deputy General Counsel and Secretary for the Loan Parties, substantially in the form of Exhibit L hereto;


                           (ii) Sullivan & Cromwell LLP, special New York
                  counsel to the Loan Parties, substantially in the form of Exhibit M hereto; and


                           (iii) Morgan & Finnegan, special trademark counsel to
                  the Loan Parties, substantially in the form of Exhibit N hereto;

and covering such other matters as any Lender or Lenders or counsel to the Administrative Agent, Paul, Hastings, Janofsky & Walker LLP, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are satisfactory to special counsel to the Administrative Agent and such other opinions state that the Lenders are entitled to rely thereon).

                  (f) Compliance Certificate. The Lenders shall have received a Compliance Certificate showing that, after giving effect to this Credit Agreement and the Indebtedness contemplated to be incurred by the Company on the Closing Date and the use of proceeds thereof, the Company is in compliance with the provisions of this Credit Agreement on a pro forma basis as of the Closing Date.

                  (g) Other Documents. Such other documents, filings, instruments and papers relating to the documents referred to herein and the transactions contemplated hereby as any Lender or special counsel to the Administrative Agent shall reasonably require shall have been received by the Administrative Agent.

                  (h) Certain Fees. All fees required to be paid to the Administrative Agent, the Joint Lead Arrangers and the Lenders on or before the Closing Date shall have been paid. Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent properly invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it on the Closing Date and thereafter, as related to post-closing matters (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

                  (i) Regulatory Approvals. The Company shall have obtained the approvals of any regulatory authority set forth on Schedule 6.03 required with respect to this Credit Agreement (other than as specified in Schedule 6.03).

                  (j) Financial Statements. The Lenders shall have received the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2006, and the related consolidated statements of operations and member's equity (deficiency) for the three month period ended on said date.

                  (k) Insurance. The Administrative Agent shall have received copies of insurance binders or certificates covering the assets of the Company and the Restricted Subsidiaries, and otherwise meeting the requirements of, and to the extent required by, Section 7.03.

                  (l) Debt Ratings. The Facilities shall have received a debt rating from Moody's and S&P.

                  (m) Existing Credit Agreement. The Lenders shall have received satisfactory evidence that the Existing Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the Existing Credit Agreement have been, or concurrently with the Closing Date are being, released.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         Section 5.02 Conditions to all Credit Extensions. The obligation of the L/C Issuer and each Lender to make each Credit Extension hereunder (which shall not include any conversion or continuation of any outstanding Loan or any Credit Extension the proceeds of which are to reimburse (i) the Swing Loan Lender for Swing Loans or (ii) the L/C Issuer for amounts drawn under a Letter of Credit) is subject to the additional conditions precedent that:

         (a) no Default or Event of Default shall have occurred and be continuing or would result from such proposed Credit Extension or from the application of proceeds thereof;

         (b) the representations and warranties of the Company and each other Loan Party in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct, in all material respects, on and as of the date of the making of, and after giving effect to, such Credit Extension with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct, in all material respects, as of such earlier date, and except that for purposes of this Section 5.02, the representations and warranties contained in Section 6.04(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(a) and (b), respectively;

         (c) to the extent requested by the Administrative Agent or any Lender, a Responsible Officer of the Company shall have certified compliance with clauses (a) and (b) above to the Administrative Agent;

         (d) the Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements of this Credit Agreement; and

         (e) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

         The Company shall be deemed to have made a representation and warranty hereunder as of the time of each Credit Extension hereunder that the conditions specified in such clauses have been fulfilled as of such time.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

         Section 6.01 Existence, Qualification and Power. Each Loan Party is a limited liability company, limited or general partnership or corporation duly organized, validly


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existing and in good standing under the Laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect, and each of the Loan Parties has full power, authority and legal right to perform its obligations under this Credit
Agreement, the Notes and the other Loan Documents to which it is a party.

         Section 6.02 Subsidiaries; Affiliates; Loan Parties. Schedules 1.01(ii) and 1.01(iv) contain a complete and correct list, as at the Agreement Date and the Closing Date, of all Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, respectively, and a description of the legal nature of such Subsidiaries (including, with respect to each Restricted Subsidiary, the jurisdiction of its incorporation or organization, the address of its principal place of business and its U.S. taxpayer identification number), the nature of the Equity Interests (shares of stock or general or limited partnership, limited liability company or other equity interests) in such Subsidiaries and the holders of such interests and the Company and each of its Subsidiaries owns all of the ownership interests of its Subsidiaries indicated in such Schedules as being owned by the Company or such Subsidiary, as the case may be, free and clear of all Liens except those created under the Collateral Documents, and all such ownership interests are validly issued and, in the case of shares of stock, fully paid and non-assessable.

         Section 6.03 Authority; No Conflict. The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party, and each Credit Extension hereunder, have been duly authorized by all necessary corporate or other organizational action and do not and will not: (a) violate any Law currently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Loan Parties' respective limited liability company agreements, partnership agreements, charters, by-laws or other governing documents presently in effect; (b) conflict with or result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 6.03, each of which has been duly obtained) under, or require any payment to be made under (i) any Contractual Obligation to which any of the Loan Parties is a party or their respective properties may be bound or affected (including, without limitation, the Indentures) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any of the Loan Parties or their respective properties are subject (in each case, other than any conflict, breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); or (c) except as provided under any Loan Document, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by any of the Loan Parties.

         Section 6.04 Financial Condition. The Company has furnished to each
Lender:


                  (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2005, and the related consolidated statements of


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operations and members' capital or deficiency for the fiscal year ended on said date, said financial statements having been certified by an independent Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders; and

                  (b) The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at March 31, 2006, and the related consolidated statements of operations for the quarter then ended.

         All financial statements referred to above (i) are complete and correct in all material respects (subject, in the case of the unaudited financial statements referred to above, to year-end and audit adjustments), (ii) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) fairly present the financial condition of the respective entity or groups of entities which is or are the subject of such financial statements (as stated above), on a consolidated basis, as at the respective dates of the balance sheets included in such financial statements and the results of operations of such entity or groups of entities for the respective periods ended on said dates.

         None of the Company and its Restricted Subsidiaries had on any of said dates any material contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or operations which are substantial in amount, except as referred to or reflected or provided for in said financial statements of the Company and its consolidated Subsidiaries as at said respective dates or as disclosed to the Lenders in writing prior to the Agreement Date. Since December 31, 2005, there has been no material adverse change in the financial condition (from that shown by the respective balance sheets as at December 31, 2005 included in said financial statements) or the businesses or operations of the Company and the Restricted Subsidiaries taken as a whole on a pro forma consolidated basis (after giving effect to the Indebtedness contemplated to be incurred on the Closing Date and the use of proceeds thereof).

         Section 6.05 Litigation, Compliance with Laws. Except as disclosed to the Lenders on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of any Loan Party threatened, against any Loan Party or any of their respective properties or assets, before any court or arbitrator or by or before any Governmental Authority that, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect. None of the Loan Parties is in default under or in violation of or with respect to any Laws or any writ, injunction or decree of any court, arbitrator or Governmental Authority, except for minor defaults which, if continued unremedied, are not likely to have a Materially Adverse Effect.

         Section 6.06 Titles and Liens. Each of the Loan Parties has good title to its properties and assets, free and clear of all Liens except for Permitted Liens.

         Section 6.07 Regulation U; Investment Company Act. (a) None of the proceeds of any of the Credit Extensions shall be used to purchase or carry, or to reduce


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or retire or refinance any credit incurred to purchase or carry, any Margin
Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, except that up to $10,000,000 in the aggregate of such proceeds may be used for such purposes, provided that both at the time of such use and thereafter compliance with Regulation U is maintained. If requested by any Lender, the Company will furnish to the Lenders statements in conformity with the requirements of Regulation U.

         (b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         Section 6.08 Taxes. Each of the Loan Parties has filed all Federal, state and other material tax returns which are required to be filed under any law applicable thereto except such returns as to which the failure to file, singly or in the aggregate, has not had and will not have a Materially Adverse Effect, and has paid, or made provision for the payment of, all Taxes shown to be due pursuant to said returns or pursuant to any assessment received by any of the Loan Parties, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or as to which the failure to pay, singly or in the aggregate, has not had and is not likely to have a Materially Adverse Effect. The charges, accruals, and reserves on the books of each of the Loan Parties in respect of taxes are, in the reasonable judgment of the Loan Parties, adequate.

         Section 6.09 Other Credit Agreements. Schedule 7.12 (Existing Indebtedness), Schedule 7.13 (Existing Guarantees) and Schedule 7.14 (Existing Liens) contain complete and correct lists, as at the Agreement Date and the Closing Date, of all credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees and other instruments presently in effect (including Capital Lease Obligations) providing for, evidencing, securing or otherwise relating to any Indebtedness of the Loan Parties in a principal or face amount equal to $1,000,000 or more and such lists correctly set forth the names of the debtor or lessee and creditor or lessor with respect to the Indebtedness outstanding or to be outstanding thereunder, the rate of interest or rentals, a description of any security given or to be given therefor, and the maturity or maturities or expiration date or dates thereof.

         Section 6.10 Full Disclosure. None of the financial statements referred to in Section 6.04, certificates or any other written statements delivered by or on behalf of any Loan Party to the Administrative Agent or any Lender contains, as at the Agreement Date and the Closing Date, any untrue statement of a material fact nor do such financial statements, certificates and such other written statements, taken as a whole, omit to state a material fact necessary to make the statements contained therein not misleading.

         Section 6.11 No Default. None of the Loan Parties is in default in the payment or performance or observance of any Contractual Obligation, which default, either alone or in conjunction with all other such defaults, has had or is likely to have a Materially Adverse Effect.


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         Section 6.12 Approval of Regulatory Authorities. Other than the filing by the Administrative Agent of financing statements and the filing of the Trademark Security Agreement with the United States Patent & Trademark Office, no approval or consent of, or filing or registration with, any Governmental Authority is required in connection with (a) the execution, delivery and performance by, or enforcement against, any of the Loan Parties of any Loan Document to which it is a party, (b) the grant by any of the Loan Parties of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All approvals, consents, filings, registrations or other actions described in Schedule 6.03 have been duly obtained, taken, given or made and are in full force and effect (other than as set forth in Schedule 6.03).

         Section 6.13 Binding Agreements. This Credit Agreement constitutes, and each other Loan Document when executed and delivered will constitute, the legal, valid and binding obligations of each of the Loan Parties which is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

         Section 6.14 Intellectual Property. Schedule 6.14 sets forth all material registered trademarks and pending applications for trademarks of each of the Company and its Restricted Subsidiaries. Except as disclosed on Schedule 6.14, each of the Company and its Restricted Subsidiaries owns, possesses or has the right to use all licenses and rights to all material patents, trademarks, trademark rights, trade names, trade name rights, service marks, and copyrights, and rights with respect thereto, necessary to conduct its business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and in each case, with respect to patents, trademarks, trademark rights, trade names, trade name and copyrights and licenses with respect thereto owned by the Company and its Restricted Subsidiaries, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option other than as otherwise permitted hereunder. Except to the extent that there is not likely to be a Materially Adverse Effect resulting from such ineffectiveness or non-compliance, all such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect, and to the extent applicable, each of the Company and the Restricted Subsidiaries is in full compliance in all material respects with all of the provisions thereof. Except as set forth on
Schedule 6.14, no such material patent, trademark, trademark rights, trade names, trade name rights, service marks, copyrights or licenses is subject to any pending or, to the best of the Company's knowledge, threatened attack or revocation. Except as set forth on Schedule 6.14, (i) none of the Company and its Restricted Subsidiaries owns any patents or material registered copyrights and (ii) the business of the Company and its Restricted Subsidiaries is not subject to any license issued by the FCC.


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         Section 6.15 Collective Bargaining Agreements. Except as disclosed to the Lenders in writing, there are no collective bargaining agreements between any of the Loan Parties and any trade or labor union or other employee collective bargaining agent.

         Section 6.16 Investments. Schedule 6.16 contains a complete and correct list, as at December 31, 2005, of all Investments of the Company and the Restricted Subsidiaries (other than any Investments in other Restricted Subsidiaries) in excess of $1,000,000, showing the respective amounts of each such Investment and the respective entity (or group thereof) in which each such Investment has been made.

         Section 6.17 Solvency. Each of the Loan Parties is Solvent, and, after giving effect to the transactions contemplated hereby and by the Loan Documents, each of the Loan Parties will be Solvent.

         Section 6.18 Business. The Company is a holding company whose assets consist primarily of cash, Cash Equivalents and the Equity Interests of the Restricted Subsidiaries and the Unrestricted Subsidiaries. The business of each of the Restricted Subsidiaries includes either acting as a holding company whose assets consist of the Equity Interests of its Subsidiaries or producing and acquiring various types of programming and exploiting and distributing such programming to cable, direct broadcast satellite, and other non-broadcast delivery systems and activities related thereto.

         Section 6.19 Senior Debt. The Obligations constitute "Senior Debt" as such term is defined in all Debt Instruments to which the Company or any other Loan Party is a party and which contains such a definition.

                                  ARTICLE VII

                                COVENANTS OF THE
                                  LOAN PARTIES

         From the Agreement Date and so long as the Commitments of the Lenders shall be in effect and until the payment in full of all Obligations hereunder, the expiration or termination of all Letters of Credit and the performance of all other Obligations of the Company under the Loan Documents, each of the Loan Parties agrees that, unless the Required Lenders shall otherwise consent in writing:

                           A. Informational Covenants:

         Section 7.01 Financial Statements and Other Information. The Company will deliver to the Administrative Agent and each Lender:

                  (a) As soon as available and in any event within 60 days after the end of each of the first three Quarters of each fiscal year of the Company:
(A) consolidated statements of operations of the Company and its consolidated Subsidiaries, and for any Restricted Group Reporting Period, of the Company and the Restricted Subsidiaries, for


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such Quarter and for the period from the beginning of such fiscal year to the end of such Quarter and (B) the related consolidated balance sheets and consolidated cash flow statements of the Company and its consolidated Subsidiaries, and for any Restricted Group Reporting Period, of the Company and the Restricted Subsidiaries, as at the end of such Quarter (which financial statements (other than statements of cash flows) shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year) and, in the case of the statements of operations, the financial performance of AMC, WE and IFC (by programming segment in accordance with GAAP), in each case all in reasonable detail and accompanied by a certificate in the form of Exhibit O hereto of a Responsible Officer of the Company certifying such financial statements as fairly presenting the financial condition and results of operations of the respective entities covered thereby in accordance with GAAP, excluding accompanying footnotes to the consolidated financial statements and subject, however, to year-end and audit adjustments, which certificate shall include a statement that the Responsible Officer signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

                  (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Company: (A) consolidated statements of operations of the Company and its consolidated Subsidiaries, and for any Restricted Group Reporting Period, of the Company and the Restricted Subsidiaries, for such fiscal year and (B) the related consolidated balance sheets and cash flow statements of the Company and its consolidated Subsidiaries, and for any Restricted Group Reporting Period, of the Company and the Restricted Subsidiaries, as at the end of such fiscal year (which financial statements (other than cash flow statements) shall set forth in comparative form the corresponding figures as at the end of and for the preceding fiscal year) and, in the case of the statements of operations, the financial performance of AMC, WE and IFC (by programming segment in accordance with GAAP), in each case all in reasonable detail and prepared in accordance with GAAP and accompanied by
(x) an opinion of a Registered Public Accounting Firm of nationally recognized standing selected by the Company and reasonably acceptable to the Required Lenders as to said consolidated financial statements of the Company and its consolidated Subsidiaries and a certificate of such accountants stating that, in making the examination necessary for said opinion, they obtained no knowledge, except as specifically stated, of any failure by the Company or any Restricted Subsidiaries to perform or observe any of its covenants relating to financial matters in this Credit Agreement, and (y) a certificate in the form of Exhibit P hereto of a Responsible Officer of the Company stating that such financial statements are correct and complete and fairly present the financial condition and results of operations of the respective entities covered thereby as at the end of and for such fiscal year and that the Responsible Officer signing the same has no knowledge, except as specifically stated, that any Default has occurred and is continuing.

                  (c) Promptly after their becoming available, copies of all regular and periodic reports relating to the Loan Parties, if any, which the Parent Corp., CSC Holdings, the Company or any Restricted Subsidiary shall have filed with the SEC, or any governmental agency substituted therefor, or with any national securities exchange.


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


                  (d) Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), a Compliance Certificate, duly completed (including the subscriber information required to be set forth therein) signed by a Responsible Officer of the Company.

                  (e) Promptly, notice of a reduction of 15% or more of the number of Viewing Subscribers of the Company and the Restricted Subsidiaries (for whatever reason) in the aggregate during any Quarter.

                  (f) Promptly, upon any Loan Party receiving notice or any Responsible Officer of the Company becoming aware thereof, notice of any adverse change with respect to the business, assets, financial condition or results of operations of any of the Loan Parties which has had or is likely to have a Materially Adverse Effect.

                  (g) As soon as possible and in any event within ten days after any Responsible Officer of the Company shall have obtained knowledge of the occurrence of a Default, a statement describing such Default and the action which is proposed to be taken with respect thereto.

                  (h) From time to time, with reasonable promptness, such further information regarding the business, affairs and financial condition of the Loan Parties as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request.

                  (i) Concurrently with the delivery of the financial statements referred to in Section 7.01(a) and (b), (i) a list of any new, or redesignation with respect to, Restricted Subsidiaries and Unrestricted Subsidiaries, and (ii) a list of any new registered trademarks or pending applications for trademarks of the Company and the Restricted Subsidiaries (together with an amendment to the Trademark Security Agreement reflecting the addition of any such new trademarks or trademark applications).

         Documents required to be delivered pursuant to Section 7.01(a), (b) or
(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Company shall notify the Administrative Agent, each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper


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copies of the Compliance Certificates required by Section 7.01(d) to the
Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Company hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Company hereunder (collectively, "Company Materials") by posting the Company Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a "Public Lender"). The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Company Materials not otherwise publicly filed with the SEC that may be distributed to the Public Lenders and that (w) all such Company Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Company Materials "PUBLIC," the Company shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Company Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

                            B. Affirmative Covenants:

         Section 7.02 Taxes and Claims. Each of the Company and the Restricted Subsidiaries will pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties or assets belonging to it, and all other lawful claims which, if unpaid, could be reasonably expected to become a Lien (other than Permitted Liens) upon the property of the Company or any of the Restricted Subsidiaries, provided that none of the Company and the Restricted Subsidiaries shall be required to pay any such Tax, fee or other claim as to which the Company and the Restricted Subsidiaries have a good faith basis to believe is not due and owing and, to the extent then appropriate, the payment thereof is being contested in good faith and by proper proceedings, provided that the Company and the Restricted Subsidiaries maintain adequate reserves in accordance with GAAP with respect thereto.

         Section 7.03 Insurance. Each of the Company and the Restricted Subsidiaries (or Parent Corp. or CSC Holdings on behalf of the Company and the Restricted Subsidiaries) will maintain insurance issued by financially sound and reputable insurance


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


companies with respect to its properties and business in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Company or such Restricted Subsidiary operates. The Company and the Restricted Subsidiaries (or Parent Corp. or CSC Holdings on behalf of the Company and the Restricted Subsidiaries) shall require that each insurance policy on its assets and properties name the Administrative Agent, as administrative agent for the Secured Parties, as additional insured and loss payee to the extent of the Obligations, and provide for at least 30 days' prior written notice to the Administrative Agent of any default under, termination of or proposed cancellation or nonrenewal of, such policy. The Company will furnish (or cause to be furnished) to any Lender, upon the request of such Lender from time to time, full information as to the insurance maintained in accordance with this Section 7.03.

         Section 7.04 Maintenance of Existence; Conduct of Business. Each of the Loan Parties will preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, and all of its rights, privileges and licenses, except (i) where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect or (ii) pursuant to a Permitted Restricted Subsidiary Transaction.

         Section 7.05 Maintenance of and Access to Properties. Each of the Company and the Restricted Subsidiaries will maintain, preserve and protect its properties and assets necessary in its business in good working order and condition, ordinary wear and tear excepted and except where a failure to do so, singly or in the aggregate, is not likely to have a Materially Adverse Effect, and will permit representatives of the Administrative Agent and, during the continuance of an Event of Default, the Lenders to visit and inspect such properties, and to examine and make extracts from its books and records. during normal business hours.

         Section 7.06 Compliance with Applicable Laws. Each of the Loan Parties will comply with the requirements of all applicable Laws (including but not limited to Environmental Laws) and all orders, writs, injunctions and decrees of any Governmental Authority a breach of which is likely to have, singly or in the aggregate, a Materially Adverse Effect, except where contested in good faith and by proper proceedings if it maintains adequate reserves in accordance with GAAP with respect thereto.

         Section 7.07 Litigation. Each of the Loan Parties will promptly give to the Administrative Agent notice in writing (and the Administrative Agent will notify each Lender) of all actions, suits, proceedings, claims or disputes before any courts, arbitrators or Governmental Authority against it or, to its knowledge, otherwise affecting it or any of its respective properties or assets, except actions, suits, proceedings, claims or disputes which are not reasonably likely to, singly or in the aggregate, have a Materially Adverse Effect. Following the initial notice of each such action, suit, proceeding, claim or dispute, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner. The parties hereby acknowledge that the prompt notice required by this Section 7.07 shall be satisfied by public reporting of such actions, suits, proceedings, claims or disputes by the Company or the Parent Corp. with the SEC in a filing made pursuant to Securities Laws.


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         Section 7.08 Subsidiaries. (a) Unless Section 7.08(b) is applicable, any New Subsidiary acquired or formed by the Company shall be deemed an Unrestricted Subsidiary.

                  (b) The Company may designate, so long as no Default shall have occurred and be continuing both before and after giving effect to such designation, any New Subsidiary as a Restricted Subsidiary by giving a notice captioned "Designation of Restricted Subsidiary" to the Administrative Agent promptly upon the acquisition or formation of such New Subsidiary. Promptly upon such designation, the Company will cause (by documentation satisfactory to the Required Lenders) such New Restricted Subsidiary to undertake all of the obligations of (i) a "Restricted Subsidiary" under this Credit Agreement, (ii) a "Guarantor" under this Credit Agreement, and (iii) a "Grantor" under the Security Agreement and, if applicable, a "Pledgor" under the Pledge Agreement and a "Grantor" under the Trademark Security Agreement. Each such New Restricted Subsidiary shall thereafter be a "Restricted Subsidiary", a "Guarantor" for all purposes of this Credit Agreement, a "Grantor" for all purposes under the Security Agreement and, if applicable, a "Pledgor" for all purposes of the Pledge Agreement and a "Grantor" for all purposes of the Trademark Security Agreement.

                  (c) The Company may redesignate, so long as no Default shall have occurred and be continuing both before and after giving effect to such redesignation, any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by giving a notice to the Administrative Agent and the Arranger Banks captioned "Redesignation of Restricted Subsidiary" or "Redesignation of Unrestricted Subsidiary", as the case may be, and subject to the demonstration of pro forma compliance with the Financial Covenants after giving effect to such redesignation. In determining the absence of a Default after giving effect to any transaction limited by the foregoing, or by any other covenant contained herein, compliance with the Financial Covenants shall be determined on a pro forma basis giving effect to the subject transaction. In the case of any redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, promptly upon such redesignation, the Company will cause (by documentation satisfactory to the Required Lenders) such New Restricted Subsidiary to undertake all of the obligations of (A) a "Restricted Subsidiary" under this Credit Agreement, (B) a "Guarantor" under this Credit Agreement, and (C) a "Grantor" under the Security Agreement and, if applicable, a "Pledgor" under the Pledge Agreement and a "Grantor" under the Trademark Security Agreement. Each such New Restricted Subsidiary shall thereafter be a "Restricted Subsidiary", a "Guarantor" for all purposes of this Credit Agreement, a "Grantor" for all purposes under the Security Agreement and, if applicable, a "Pledgor" for all purposes of the Pledge Agreement and a "Grantor" for all purposes of the Trademark Security Agreement.

                  (d) Notwithstanding anything to the contrary contained in this
Section 7.08, in no event shall (i) any of AMC, IFC or WE be redesignated as an Unrestricted Subsidiary, or (ii) any New Subsidiary be designated, or any Unrestricted Subsidiary redesignated, as a Restricted Subsidiary if not owned directly by the Company or another Restricted Subsidiary.

                (e) In connection with the designation of any New Restricted Subsidiary (whether by formation or acquisition of a New Subsidiary or by redesignation of an Unrestricted Subsidiary), as soon as available and in any event on or before the effective date thereof, the Company and the Restricted Subsidiaries will provide to the Administrative Agent the following (all of which shall be in such form and substance as shall be acceptable to the Arranger Banks):

                  (i) a duly executed joinder and supplement to this Credit Agreement (each a "Guarantee Supplement"), pursuant to which each New Restricted Subsidiary shall agree to join as a Guarantor of the Obligations under Article III;

                  (ii) a duly executed supplement to the Security Agreement for each New Restricted Subsidiary, together with appropriate UCC-1 financing statement forms;

                  (iii) a loan certificate for each New Restricted Subsidiary, together with appropriate attachments thereto;

                  (iv) in the case of any New Restricted Subsidiary holding any issued and outstanding Equity Interests (or other instruments or securities evidencing ownership) of any other Restricted Subsidiary, a duly executed supplement to the Pledge Agreement, pursuant to which such New Restricted Subsidiary shall pledge to the Administrative Agent all of such Equity Interests (or other instruments or securities evidencing ownership) held by it, whether now owned or hereafter acquired;

                  (v) a duly executed amendment or supplement, as applicable, to the Pledge Agreement, pursuant to which (x) all of the issued and outstanding Equity Interests (or other instruments or securities evidencing ownership) of each New Restricted Subsidiary shall be pledged to the Administrative Agent as additional Collateral for the Obligations, and (y) all Equity Interests (or other instruments or securities evidencing ownership) with respect to any Investment (including, without limitation, any Investment made pursuant to Section 8.02(iii) but excluding any Equity Interests in any of the Unrestricted Subsidiaries) beneficially owned or held by the Company or any of the Restricted Subsidiaries shall be pledged to the Administrative Agent as additional Collateral for the Obligations, but only to the extent (except with respect to any Investment made pursuant to Section 8.02(iii)) that the pledge of any such shares or other interests in or with respect to any company that is not wholly-owned directly or indirectly by the Company will not (A) violate the governing documents applicable to such company (and, if the pledge of any such shares or other interests will violate any of such governing documents, such shares or other interests shall be held by the Company or any of the Restricted Subsidiaries subject to the terms and conditions of this Credit Agreement and the other Loan Documents) and (B) require the consent of any unaffiliated third party (which consent the Company is unable to obtain after taking reasonable steps to do so), and in the case of the foregoing clauses (x) and (y), together with all original securities certificates, duly executed securities powers and appropriate UCC-1 financing statement forms; and

                  (vi) all other documentation, including, without limitation,
         (i) an amendment or supplement, as applicable, to the Trademark Security Agreement covering any additional registered trademarks or trademark applications owned by the Company or any of the Restricted Subsidiaries, and (ii) to the extent reasonably requested by the Arranger Banks, one or more opinions of counsel satisfactory to the Arranger Banks which in the reasonable opinion of the Arranger Banks is appropriate with respect to the acquisition or formation of any New Restricted Subsidiary or the addition of any new Collateral as security for the Obligations.

         Any document, agreement or instrument executed or issued pursuant to this Section 7.08 shall be and constitute a "Loan Document" for purposes of this Credit Agreement.

         Section 7.09 Interest Rate Hedging. (a) So long as the Cash Flow Ratio is greater than 4.00 to 1.00 and the Fixed Rate Debt Percentage (as defined below) is less than 40%, the Company shall maintain one or more interest rate Swap Contracts which fix or place a limit on the Company's interest obligations at interest rates reasonably acceptable to the Arranger Banks such that, at all times, the Fixed Rate Debt Percentage shall equal at least 40%. The Company shall enter into such interest rate Swap Contract as required by Section 7.09 within 120 days after the delivery of the initial Compliance Certificate pursuant to Section 7.01 indicating that the Cash Flow Ratio exceeds 4.00 to
1.00. For purposes of this Section 7.09, "Fixed Rate Debt Percentage" shall mean the quotient of Indebtedness bearing a fixed rate of interest (as may be adjusted by interest rate Swap Contracts) divided by all Indebtedness.

         (b) All obligations of the Company to the Administrative Agent and the Lenders, or any of them, or any of their respective Affiliates, pursuant to any Secured Hedge Agreement involving notional amounts which in the aggregate do not exceed the Commitments shall rank pari passu with all other Obligations and shall be entitled to all benefits of the Guaranty and be secured by the Collateral Documents.

         Section 7.10 Use of Proceeds. The proceeds of the Credit Extensions may be used solely (i) to refinance certain existing Indebtedness of the Company and the Restricted Subsidiaries, (ii) to pay fees and expenses incurred in connection with the transactions contemplated herein, (iii) to make acquisitions, Investments and Restricted Payments permitted under this Credit Agreement, and (iv) for other purposes of the Company and the Restricted Subsidiaries not in contravention of any Law or of any Loan Document.

         Section 7.11 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, each Loan Party will (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                             C. Negative Covenants:

         Section 7.12 Indebtedness. None of the Loan Parties will create, incur or suffer to exist any Indebtedness except:

                  (i) Indebtedness under this Credit Agreement and the other Loan Documents (including, without limitation, any Indebtedness in respect of any Incremental Facility);

                  (ii) Permitted Debt;

                  (iii) obligations of the Company under or in respect of interest rate Swap Contracts up to an aggregate notional principal amount not to exceed at any time an amount equal to the Commitments of all the Lenders in the aggregate at such time, provided that the term of any such interest rate Swap Contract does not extend beyond the last Maturity Date applicable to the Facilities as in effect at the time of entry into such interest rate Swap Contract;

                  (iv) Guarantees and letters of credit permitted by Section
         7.13;

                  (v) Indebtedness of the Company owed to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to any other Restricted Subsidiary;

                  (vi) Indebtedness issued and outstanding on the Agreement Date to the extent set forth on Schedule 7.12 and any renewals, extensions or refundings thereof in a principal amount not to exceed the amount so renewed, extended or refunded;


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


                  (vii) Indebtedness incurred as consideration for any acquisition permitted hereunder and consisting solely of a deferred or contingent obligation to deliver Parent Company Stock; and

                  (viii) Other Indebtedness of the Company or any Restricted Subsidiary, to the extent not otherwise permitted by clauses (i) through (vii) of this Section 7.12, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time pursuant to this clause (viii) shall not exceed the sum of $60,000,000.

         Section 7.13 Contingent Liabilities. Neither the Company nor any Restricted Subsidiary will, directly or indirectly (including, without limitation, by means of causing a bank to open a letter of credit), guarantee, endorse, contingently agree to purchase or to furnish funds for the payment or maintenance of, or otherwise be or become contingently liable upon or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or guarantee the payment of dividends or other distributions upon the Equity Interests of any Person, or agree to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or to assure a creditor against loss (all such transactions being herein called "Guarantees"), except:

                  (i) the Guaranties in Article IV;

                  (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

                  (iii) Guarantees by the Company or one or more of the Restricted Subsidiaries of Indebtedness of, and other obligations (incurred in the ordinary course of business) of, another Restricted Subsidiary, but only if such Indebtedness or obligations are permitted by this Credit Agreement;

                  (iv) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of the Company or any Restricted Subsidiary securing performance by such Person of activities otherwise permissible hereunder;

                  (v) the Guaranties described on Schedule 7.13 (as such schedule may be amended by the Company from time to time), undertaken in the ordinary course of business of the Company and the Restricted Subsidiaries, including, without limitation, Guarantees issued for purposes of securing (A) programming or transponder rights, (B) production and product related arrangements, (C) Affiliation Agreements, (D) advertising representation agreements, marketing and service arrangements, or (E) real estate leases, and extensions, replacements and modifications of the foregoing, provided that the aggregate amount of all such Guarantees under this Section 7.13(v) at any time outstanding does not exceed $45,000,000;

                  (vi) Capital Lease Obligations permitted under Section 7.12 to the extent they constitute Guarantees by reason of having been assigned by the lessor to a lender to such lessor (provided that the obligors in respect of such Capital Lease Obligations do not increase their liability by reason of such assignment);

                  (vii) unsecured Guarantees of the Company's obligations in respect of (A) any Permitted Debt and (B) Indebtedness issued and outstanding under either of the Indentures on the Agreement Date, and any renewals, extensions or refundings permitted under this Credit Agreement;

                  (viii) the Letters of Credit;

                  (ix) any Guarantee by the Company or a Restricted Subsidiary of the obligations of any Unrestricted Subsidiary so long as (A) recourse to the Company or such Restricted Subsidiary thereunder is limited solely to the Equity Interests in such Unrestricted Subsidiary or its Subsidiaries and to no other assets of the Company or the Restricted Subsidiaries and (B) neither the Company nor any Restricted Subsidiary agrees, in connection therewith, to any limitation on the amount of Indebtedness which may be incurred by them, to the granting of any Liens on assets of the Company or any of the Restricted Subsidiaries (other than the Equity Interests in such Unrestricted Subsidiary or its Subsidiaries), to any acquisition or disposition of any assets of the Company or the Restricted Subsidiaries (other than the Equity Interests in such Unrestricted Subsidiary or its Subsidiaries) or to any modification or supplement of this Credit Agreement or any agreement entered into by the Company or any of the Restricted Subsidiaries refinancing any substantial portion of the Indebtedness outstanding under this Credit Agreement;

                  (x) Guarantees which would constitute Investments which are not prohibited by Section 7.17;

                  (xi) obligations under contracts providing for the acquisition of or provision of goods or services (including leases or licenses of property) incurred in the ordinary course of business for which the Company or any of its Restricted Subsidiaries may be jointly and severally liable with other Affiliates of the Company as to which costs are allocated (as among the Company and its Affiliates) based on cost, usage or other reasonable method of allocation; provided that (1) the undertaking of such liabilities are not intended as a guaranty or other credit support of such obligations and (2) the Company and its Restricted Subsidiaries may not be jointly and severally contractually liable with other Affiliates of the Company with respect to obligations of the type described in this clause (xi) to the extent that the aggregate amount of such obligations arising under contracts executed by, or (acting upon specific written authorization to do so) on behalf of, the Company or any Restricted Subsidiary arising from costs appropriately allocable to such other Affiliates exceeds $30,000,000 (excluding up to $13,900,000 of such obligations arising under the MGM Affiliate Contract); and

                  (xii) any Guarantee by the Company of any obligation to the extent such obligation can be satisfied (at the option of the Company) by the delivery of Parent Company Stock.

         Section 7.14 Liens. Neither the Company nor any Restricted Subsidiary will create or suffer to exist, any mortgage, pledge, security interest, conditional sale or other title retention agreement, lien, charge or encumbrance upon any of its assets, now owned or hereafter acquired, securing any Indebtedness or other obligation (all such security being herein called "Liens"), except:

                  (i) Liens on property securing Indebtedness owed to the Company or any Restricted Subsidiary;

                  (ii) Liens securing Capital Lease Obligations permitted under
         Section 7.12 or other Indebtedness for the deferred acquisition price of property or services to the extent such Liens attach solely to the property acquired with or subject to such Indebtedness;

                  (iii) Liens securing the obligations of the Company and the Restricted Subsidiaries hereunder;

                  (iv) Permitted Liens;

                  (v) other Liens on property in effect on the Agreement Date to the extent set forth on Schedule 7.14; and

                  (vi) Liens on the Equity Interests in any Unrestricted Subsidiary.

In addition, (a) neither the Company nor any Restricted Subsidiary will enter into or permit to exist any undertaking by it or affecting any of its properties whereby the Company or such Restricted Subsidiary shall agree with any Person (other than the Lenders or the Administrative Agent) not to create or suffer to exist any Liens in favor of any other Person, provided that the foregoing restriction shall not apply to any such undertaking contained in any indenture or other agreement (i) governing any Permitted Debt or Indebtedness outstanding at the Closing Date and identified on Schedule 7.12, or (ii) governing specific property to be sold pursuant to an executed agreement with respect to an asset sale permitted hereunder, or (iii) constituting a customary restriction on assignment, subletting, or other transfer contained in leases, licenses and other similar agreements entered into in the ordinary course of business or otherwise creating a Permitted Lien (provided that any restriction referred to in clauses (ii) or (iii) is limited to the property or asset subject to such sale, lease, license or other similar agreement or Permitted Lien, as the case may be), and (b) Holdings will not enter into or permit to exist any undertaking by it or affecting any of its properties whereby Holdings shall agree with any Person (other than the Lenders or the Administrative Agent) not to create or suffer to exist any Liens in favor of any other Person on the Equity Interests in the Company.

         Section 7.15 [Intentionally Omitted].

         Section 7.16 [Intentionally Omitted].


         Section 7.17 Investments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, (a) make or permit to remain outstanding any advances, loans, accounts receivable (other than (x) accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary and (y) accounts receivable owing to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary for management or other services or other overhead or shared expenses allocated in the ordinary course of business provided by the Company or any Restricted Subsidiary to such Unrestricted Subsidiary or other extensions of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit)) or capital contributions to (by means of transfers of property to others, or payments for property or services for the account or use of others, or otherwise) any Person (other than the Company or any Restricted Subsidiary),
(b) purchase or own any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any limited liability company, partnership, joint venture or any similar enterprise) of, or any bank accounts with, or Guarantee any Indebtedness or other obligations of, any Person (other than the Company or any Restricted Subsidiary), or (c) purchase or acquire (in one transaction or a series of transactions) assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person (other than the Company or any Restricted Subsidiary) (all such transactions referred to in clauses (a), (b) and (c) being herein called "Investments"), provided however, that such restriction shall not apply so long as (i) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to the making of each such Investment, and
(ii) the aggregate amount of Investments made by the Company and the Restricted Subsidiaries during any fiscal year does not exceed $5,000,000, or in the event the aggregate amount of such Investments (exclusive of any Investments in Cash Equivalents) does exceed $5,000,000, the Company shall have demonstrated pro forma compliance with the Financial Covenants after giving effect to any such Investment, and, provided further, that the Company or any Restricted Subsidiary may convert the form of any outstanding Investment by the Company or such Restricted Subsidiary in any Unrestricted Subsidiary that was permitted under this Section 7.17 when first made by the Company or a Restricted Subsidiary at all times prior to any Responsible Officer of the Company having knowledge of the occurrence and continuance of a Default.

         Section 7.18 Restricted Payments. Neither the Company nor any Restricted Subsidiary will, directly or indirectly, make or declare any Restricted Payment (other than any Restricted Payment payable (and paid) in Parent Company Stock) at any time, except that, so long as (i) no Default shall have occurred and be continuing at the time such Restricted Payment is made or would result from the making or declaration of such Restricted Payment, and (ii) the Company shall have demonstrated pro forma compliance with the Financial Covenants after giving effect to such Restricted Payment, the Company and the Restricted Subsidiaries may make or declare any Restricted Payments (including, without limitation, any Restricted Payment made by the Company to prepay any of its Senior Notes and Senior Subordinated Notes).

         Section 7.19 [Intentionally Omitted]

         Section 7.20 Transactions with Affiliates. Other than as set forth on
Schedule 7.20, neither the Company nor any Restricted Subsidiary will effect any transaction with any of its Affiliates that is not a Restricted Subsidiary on a basis less favorable to the Company or such Restricted Subsidiary than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party (other than (i) overhead and other ordinary course allocations of costs and services on a reasonable basis and (ii) allocations of tax liabilities and other tax-related items among the Company and its Affiliates based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Company and its Restricted Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer).

         Section 7.21 Amendments of Certain Instruments. None of the Loan Parties will modify or supplement, or consent to any waiver of any of the provisions of, any Debt Instrument governing any Permitted Debt or any Indebtedness specified in Schedule 7.12 except to the extent, after giving effect thereto, that such Permitted Debt or other Indebtedness could be incurred on such modified or supplemented terms by the Loan Party on the effective date of the modification, supplement or consent. In addition, none of the Loan Parties will enter into any amendment, or agree to or accept any waiver, of any of the provisions (a) of (i) the certificate of incorporation or organization, by-laws, limited liability company agreement, partnership agreement or any other governing document of any of the Loan Parties and (ii) any Material Affiliate Contracts, in each case if doing so would materially adversely affect the rights of the Loan Parties, the Administrative Agent and the Lenders, or any of them, or (b) of any other agreement between any of the Loan Parties, on the one hand, and any of its Affiliates, on the other hand, which would have a Materially Adverse Effect.

         Section 7.22 Issuance of Equity Interests. The Company will not permit any Restricted Subsidiary to issue any Equity Interests in such Restricted Subsidiary if, after giving effect thereto, the percentage of the Equity Interests in such Restricted Subsidiary held by the Company and the Restricted Subsidiaries immediately prior to such issuance would be decreased.

                             D. Financial Covenants:

         Section 7.23 Operating Cash Flow to Total Interest Expense. The Company and the Restricted Subsidiaries will cause, for each Quarter, the ratio of Operating Cash Flow for the period of two Quarters ending with such Quarter to Total Interest Expense for such period of two Quarters ending with such Quarter to be at least 1.75 to 1.00.

         Section 7.24 Cash Flow Ratio. The Company and the Restricted Subsidiaries will not permit the Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

                           Period                              Ratio
                           ------                              ------
From and including the Closing Date to and
   including June 30, 2008                                  6.75 to 1.00

On and after July 1, 2008                                   6.25 to 1.00

         Section 7.25 Senior Secured Leverage Ratio. The Company and the Restricted Subsidiaries will not permit the Senior Secured Leverage Ratio to exceed at any time 5.50 to 1.00.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 8.01 Events of Default. Each of the following shall constitute an "Event of Default":

                  (a) Any representation or warranty in this Credit Agreement or any other Loan Document or in any certificate, statement or other document furnished to the Lenders or the Administrative Agent pursuant hereto (including, without limitation, any amendment thereto), or any certification made or deemed to have been made by any Loan Party to any Lender or the Administrative Agent hereunder, shall prove to have been incorrect, or shall be breached, in any material respect when made or deemed made; provided that any representation made pursuant to Section 5.02 in respect of the absence of any Default shall not constitute an Event of Default if (i) at the time of such representation, such Default was not known to a Responsible Officer of the Company and (ii) prior to such Default, the absence of which is the subject of such representation, becoming an Event of Default, such Default has been cured or waived in accordance with this Credit Agreement; or

                  (b) Default in the payment when due of any principal of any Loan or any L/C Obligation, default in the deposit when due of funds as Cash Collateral in respect of L/C Obligations or default in the payment when due of interest on any Loan or on any L/C Obligation, or any fee due hereunder or any other amount payable to any Lender hereunder, and the failure to pay such interest, fee or such other amount within two Business Days after the same becomes due; or

                  (c) Default by any of the Loan Parties in the performance or observance of any of its agreements in Article VII (other than Section 7.01, Section 7.02, Section 7.03, Section 7.05, Section 7.06, Section 7.07, Section 7.08, Section 7.10, Section 7.17 and Section 7.20 but including Section 7.01(g)); or

                  (d) Default by any of the Loan Parties in the performance or observance of any of its other agreements herein (other than those specified in Section 8.01(c)) or in any other Loan Document, which shall remain unremedied for 30 days after notice thereof shall have been given to the Company by any Lender or the Administrative Agent (provided that such period shall be five days in the case of a default under Section 7.17 and provided further that such period shall be fifteen days and no such notice shall be required in the case of a default under Section 7.01(d)); or

                  (e) Any Indebtedness of any of the Loan Parties (including any Permitted Debt) in an aggregate principal amount of $10,000,000 or more, excluding (i) any Indebtedness owing solely to the Company or a Restricted Subsidiary and (ii) any Indebtedness for the deferred purchase price of property or services owed to the Person providing such property or services as to which the Loan Party has a good faith basis to believe is not due and owing and, to the extent then appropriate, is contesting its obligation to pay the same in good faith and by proper proceedings and for which such Loan Party has established appropriate reserves (such Indebtedness under clauses (i) and (ii) above herein called "Excluded Indebtedness"), shall (A) become due before stated maturity by the acceleration of the maturity thereof by reason of default or (B) become due by its terms and shall not be promptly paid or extended; or

                  (f) Any default under any indenture, credit agreement or loan agreement or other agreement or instrument under which Indebtedness of any of the Loan Parties constituting indebtedness for borrowed money in an aggregate principal amount of $10,000,000 or more (determined singly or in the aggregate with all other such Indebtedness) is outstanding (other than Excluded Indebtedness), or by which any such Indebtedness is evidenced, shall have occurred and shall continue for a period of time sufficient to permit the holder or holders of any such Indebtedness (or a trustee or agent on its or their behalf) to accelerate the maturity thereof or to enforce any Lien provided for by any such indenture, agreement or instrument, as the case may be, unless such default shall have been permanently waived by the respective holder of such Indebtedness; or

                  (g) CSC Holdings or any of the Loan Parties shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated as bankrupt or insolvent, (v) commence a voluntary case under any Debtor Relief Law (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any Debtor Relief Law, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against CSC Holdings or any of the Loan Parties in any involuntary case under any such Debtor Relief Law, or (viii) take any action for the purpose of effecting any of the foregoing; or

                  (h) A case or other proceeding shall be commenced, without the application, approval or consent of CSC Holdings or any of the Loan Parties, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of CSC Holdings or any of the Loan Parties, the appointment of a trustee, receiver, custodian, liquidator or the like of CSC Holdings or any of the Loan Parties or of all or any substantial part of their respective assets, or any other similar action with respect to CSC Holdings or any such Loan Party under any Debtor Relief Law, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against CSC Holdings or any of the Loan Parties shall be entered in an involuntary case under any Debtor Relief Law (as now or hereafter in effect); or

                  (i) (i) A judgment for the payment of money in excess of $5,000,000 shall be rendered against any of the Loan Parties and such judgment shall remain unsatisfied and in effect for any period of 30 consecutive days without a stay of execution or (if a stay is not provided for by applicable Law) without having been fully bonded or (ii) a final judgment or final judgments for the payment of money in excess of $5,000,000 are entered by a court or courts of competent jurisdiction against any of the Loan Parties and either (x) an enforcement proceeding shall have been commenced by any creditor upon such judgment or (y) such judgment remains undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 days; or

                  (j) (i) Any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Plan; (iv) the Company or any ERISA Affiliate is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Company's or any ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan; (v) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to a Plan; (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; (vii) the Company or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Plan under Title IV of ERISA and which, when aggregated with all other such amounts with respect to the payment of which the Company and its ERISA Affiliates are at the time in default, exceeds $500,000; (viii) a proceeding shall be instituted by a fiduciary of any Plan against the Company or any ERISA Affiliate to enforce
Section 515 of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; (ix) the assumption of, or any material increase in, the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability and such assumption or material increase has had, or could reasonably be expected to have, a Material Adverse Effect; and by reason of any or all of such events described in clauses (i) through (ix) as applicable there shall or could result in actual or potential liability of the Company and any ERISA Affiliate in excess of $500,000 in the aggregate; or

                  (k) (i) Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the Agreement Date) promulgated under the Securities and Exchange Act of 1934, as amended) of the Equity Interests in the Parent Corp. having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of the Parent Corp.; (ii) the Parent Corp. shall cease to own, directly or indirectly, 100% of the Equity Interests in CSC Holdings, or any Person (other than the Parent Corp. or a direct or indirect wholly-owned Subsidiary of the Parent Corp.) shall obtain the legal or contractual right to own,


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
or to cause the transfer of the ownership of, any of the Equity Interests in CSC Holdings, without regard to any required approval of any other Person; (iii) CSC Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests in Holdings, or any Person (other than CSC Holdings or a direct or indirect wholly-owned Subsidiary of CSC Holdings) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the Equity Interests in Holdings, without regard to any required approval of any other Person; (iv) Holdings shall cease to own (free and clear of all Liens) directly 100% of the Equity Interests in the Company, or any Person (other than Holdings or a direct or indirect wholly-owned Subsidiary of Holdings) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the Equity Interests in the Company, without regard to any required approval of any other Person; or (v) the Company shall cease to own, directly or indirectly, 100% of the Equity Interests in each Restricted Subsidiary, or any Person (other than the Company or a direct or indirect wholly-owned Restricted Subsidiary of the Company) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the Equity Interests in any Restricted Subsidiary, without regard to any required approval of any other Person; or

                  (l) Subject to subsection (m) below, the aggregate number of Viewing Subscribers of the Company and the Restricted Subsidiaries shall at any time be less than 75% of the aggregate number of such Viewing Subscribers as of December 31, 2004, if such loss of Viewing Subscribers would have a Materially Adverse Effect and if such loss of Viewing Subscribers is not cured by the creation of new Viewing Subscribers of the Company and the Restricted Subsidiaries within 60 days after the occurrence thereof; or

                  (m) The aggregate number of Viewing Subscribers of the Company and the Restricted Subsidiaries shall at any time be less than 70% of the aggregate number of such Viewing Subscribers as of December 31, 2004, if such loss of Viewing Subscribers would have a Materially Adverse Effect; or

                  (n) Any of the Loan Parties asserts or any of their respective Affiliates institutes any proceedings seeking to establish or any Person obtains a judgment establishing that (i) any provision of the Loan Documents is invalid, not binding or unenforceable or (ii) the Lien created, or purported to be created, by the Loan Documents is not a valid and perfected first priority security interest in the property in which such Lien is created, or purported to be created, pursuant to the Loan Documents.

         Section 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (i) declare the commitment of each Lender to make Loans, any obligation of the Swing Loan Lender to advance Swing Loans, and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

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                  (ii) declare the unpaid principal amount of all outstanding
Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

                  (iii) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (iv) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it and such Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to CSC Holdings or any of the Loan Parties under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans, any obligation of the Swing Loan Lender to advance Swing Loans, and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

                  Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article
         III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

                  Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, to the extent due and payable, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

                  Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge

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         Agreements and Secured Cash Management Agreements, and which have become due and owing, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

                  Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

                  Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

         Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

         Section 9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

                  (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.


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

         Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the


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covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying

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



Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by JPMCB as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Loan Lender and L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Loan Lender and L/C Issuer, (ii) the retiring Swing Loan Lender and L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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

         Section 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Runners, Joint Lead Arrangers, Syndication Agent or Co-Documentation Agents listed on the cover page of this Credit Agreement shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

         Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 2.03(i) and (j), Section 2.08 allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.08.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender the L/C Issuer or in any such proceeding.

         Section 9.10 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

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                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

                  (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

                  (c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.14(ii).

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Company's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Credit Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Company or the applicable Loan Party, as the case may be, and the Required Lenders (or, in the case of Collateral Documents executed by the Administrative Agent, signed by the Administrative Agent and approved by the Required Lenders), and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

                  (a) waive any condition set forth in Section 5.01 (other than Section 5.01(h)), or, in the case of the initial Credit Extension, Section 5.02, without the written consent of each Lender;

                  (b) without limiting the generality of clause (a) above, waive any condition set forth in Section 5.02 as to any Credit Extension under a particular Facility

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without the written consent of the Required Revolving Lenders, the Required Term
A Lenders or the applicable Required Incremental Facility Lenders, if any, as the case may be;

                  (c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

                  (d) postpone any date fixed by this Credit Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

                  (e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate;

                  (f) change (i) Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.04(b) or Section 2.05(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term A Facility, the Required Term A Lenders, (B) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, and (C) if such Facility is an Incremental Facility, if any, the Required Incremental Facility Lenders with respect to such Incremental Facility, or (iii) Section 8.03, without the written consent of each Lender;

                  (g) change (i) any provision of this Section 10.01 or the definition of "Required Lenders" or any other provision of this Agreement specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(g)), without the written consent of each Lender or (ii) the definition of "Required Revolving Lenders," "Required Term A Lenders," or "Required Incremental Facility Lenders" without the written consent of each Lender under the applicable Facility or Facilities;

                  (h) release all or a significant portion of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided,

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that if the Indebtedness evidenced by the Senior Notes and the Senior
Subordinated Notes is either repaid in full or no longer has the benefit of any Guarantee issued by any of the Company's Subsidiaries, only the consent of the Required Lenders shall be necessary to release the Lien of the Administrative Agent on the Collateral under the Security Agreement and the Trademark Security Agreement upon the request of the Company;

                  (i) release or remove all or a significant portion of the Guarantors, without the written consent of each Lender; or

                  (j) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term A Facility, the Required Term A Lenders, (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, and (iii) if such Facility is an Incremental Facility, the Required Incremental Facility Lenders with respect to such Incremental Facility, if any;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Credit Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;
(ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Loan Lender in addition to the Lenders required above, affect the rights or duties of the Swing Loan Lender under this Credit Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Loan Document; (iv) Section 10.06(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Section 10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Company, the Guarantors, the Administrative Agent, the Swing Loan Lender or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

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                  (ii) if to any other Lender, to the address, telecopier
         number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

                  (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

                  (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any

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of its Related Parties (collectively, the "Agent Parties") have any liability to the Company, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company's or the Administrative Agent's transmission of Company Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Company, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

                  (d) Change of Address, Etc. Each of the Company, the Administrative Agent, the Swing Loan Lender and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Swing Loan Lender and the L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

                  (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         Section 10.03 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent, the L/C Issuer or any Lender to exercise, and no delay by any such Person in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The right, remedy, power or privilege provided herein, and provided under any other Loan Document, are cumulative and not exclusive of any right, remedy, power or privilege provided by law.

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         Section 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and
Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Credit Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party or any of the Company's or such Loan Party's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any



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Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                  (c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection
(a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).

                  (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                  (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

                  (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Administrative Agent, the L/C Issuer or any



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Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Credit Agreement.

         Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f), or (iv) to an SPC in accordance with the provisions of Section 10.06(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Assignments by Lenders. Any Lender (other than the Swing Loan Lender with respect to the Swing Loans) may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                  (i)      Minimum Amounts.

                           (A) in the case of an assignment of the entire
                  remaining amount of the assigning Lender's Commitment under any Facility and the Loans

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                  at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                           (B) in any case not described in subsection (b)(i)(A)
                  of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term A Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                  (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

                  (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                                 (A) the consent of the Company (such consent
                      not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                                 (B) the consent of the Administrative Agent
                      (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Term A Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such



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                      Lender or (ii) any Term A Loan to a Person that is
                      not a Lender, an Affiliate of a Lender or an Approved Fund; and

                                 (C) the consent of the L/C Issuer (such consent
                      not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

                  (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company's Affiliates or Subsidiaries.

                  (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01,
Section 3.04, Section 3.05 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

                  (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms of this Agreement from time to time (the "Register"). The entries in the Register shall be



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conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms of this Agreement as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

                  (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section
3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 3.01(e) as though it were a Lender.

                  (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.



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                  (g) Electronic Execution of Assignments. The words
"execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

                  (h) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms of this Credit Agreement or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.11(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Credit Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and
(iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any proceeding under any Debtor Relief Law. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $2,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

                  (i) Resignation as Swing Loan Lender and L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time JPMCB assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 10.06(b), JPMCB may upon 30 days' notice to the Company and the Lenders, resign as Swing Loan Lender and L/C Issuer. In



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         the event of any such resignation as Swing Loan Lender or L/C Issuer, the Company shall be entitled to appoint from among the Lenders a successor Swing Loan Lender and L/C Issuer, as the case may be, hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of JPMCB as Swing Loan Lender or L/C Issuer, as applicable. If JPMCB resigns as Swing Loan Lender, it shall retain all the rights, powers, privileges and duties of the Swing Loan Lender hereunder with respect to all Swing Loans outstanding as of the effective date of its resignation as Swing Loan Lender and all Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund Mandatory Borrowings pursuant to Section 2.03(c)). If JPMCB resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment and acceptance of a successor Swing Loan Lender or L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Loan Lender or L/C Issuer, as applicable, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to JPMCB to effectively assume the obligations of JPMCB with respect to such Letters of Credit.

         Section 10.07 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         Section 10.08 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan



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Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         Section 10.09 Counterparts; Integration; Effectiveness(a) This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter of this Credit Agreement and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter of this Credit Agreement. Except as provided in Section 5.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts of this Credit Agreement that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

         Section 10.10 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         Section 10.11 Severability. If any provision of this Credit Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit IAgreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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         Section 10.12 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.05), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

                  (a) the Company shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

                  (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

                  (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

                  (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         Section 10.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) SUBMISSION TO JURISDICTION. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT

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ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND
DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (c) WAIVER OF VENUE. THE COMPANY AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN Section 10.02. NOTHING IN THIS CREDIT AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         Section 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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         Section 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company acknowledges and agrees that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification of this Credit Agreement or of any other Loan Document) are an arm's-length commercial transaction between the Company and its Affiliates, on the one hand, and the Administrative Agent, the Arranger Banks and Joint Lead Arrangers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arranger Banks and the Joint Lead Arrangers each is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates, stockholders, members, creditors or employees or any other Person; (iii) none of the Administrative Agent, the Arranger Banks or the Joint Lead Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification of this Credit Agreement or of any other Loan Document (irrespective of whether the Administrative Agent, any Arranger Bank or any Joint Lead Arranger has advised or is currently advising the Company or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger Banks or the Joint Lead Arrangers has any obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arranger Banks and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and none of the Administrative Agent, the Arranger Banks or the Joint Lead Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arranger Banks and the Joint Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification of this Credit Agreement or of any other Loan Document) and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arranger Banks and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

         Section 10.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other

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information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.

         Section 10.17 [Intentionally Omitted]

         Section 10.18 Liability of General Partners and Other Persons. No general partner of any Restricted Subsidiary that is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Restricted Subsidiary's obligation under this Credit Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no member, limited partner, officer, employee, director, stockholder or other holder of any Equity Interests in the Company or any Restricted Subsidiary or any limited liability company, partnership, corporation or other entity which is a stockholder or other holder of any Equity Interests in the Company or any Restricted Subsidiary shall have any personal liability in respect of such obligations by reason of his, her or its status as such member, limited partner, officer, employee, director, stockholder or holder.

         Section 10.19 Authorization of Third Parties to Deliver Information and Discuss Affairs. The Company hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Lenders of any opinion, report or other information is a condition or covenant under this Credit Agreement (including under Article V and Article VII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Lenders. The Company agrees to confirm such authorizations and directions provided for in this Section 10.19 from time to time as may be requested by the Administrative Agent or any Lender.

         Section 10.20 Acknowledgement. The Company hereby acknowledges that neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Company arising out of or in connection with this Credit Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor.

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         IN WITNESS WHEREOF, the parties hereto have caused this Credit
Agreement to be duly executed as of the day and year first above written.





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                          RNS CREDIT AGREEMENT (2006)